UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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ATKORE INTERNATIONAL GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATKORE INTERNATIONAL GROUP INC.
16100 South Lathrop Avenue
Harvey, Illinois 60426
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Atkore International Group Inc. (the "Company") will be held on Thursday, January 30, 2020, at 8:00 a.m. (Central Time), at The Waldorf Astoria Chicago, 11 E. Walton St., Chicago, IL, 60611, for the following purposes:

1.	To elect the three Class I directors named in this proxy statement to serve until the 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting").

2.	To hold a non-binding advisory vote approving executive compensation.

3.	To approve the Atkore International Group Inc. 2020 Omnibus Incentive Plan.

4.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.
The foregoing items of business are more fully described in our proxy statement filed with the U.S. Securities and Exchange Commission (the "SEC") on or about December 13, 2019 on behalf of the board of directors of the Company.
Only stockholders of record at the close of business on December 3, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process lowers the costs of printing and distributing our proxy materials and reduces our environmental impact, without impacting our stockholders' timely access to this important information. Accordingly, stockholders of record at the close of business on December 3, 2019 will receive a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") and may vote at the Annual Meeting of Stockholders. Such stockholders will also receive notice of any postponements or adjournments of the meeting. The Notice of Internet Availability is being distributed to stockholders on or about December 13, 2019.
By Order of the Board of Directors,

Daniel S. Kelly
Vice President, General Counsel and Corporate Secretary
December 13, 2019

Whether or not you plan to attend the annual meeting, please vote by Internet at your earliest convenience or complete, sign, date and return the proxy card so that your shares will be represented at the meeting. You may choose to attend the meeting and personally cast your votes even if you vote by Internet or fill out and return a proxy card by mail. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your votes at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2020:
The proxy statement and the annual report on Form 10-K for the fiscal year ended September 30, 2019 are available at www.proxyvote.com or www.investors.atkore.com.

ATKORE INTERNATIONAL GROUP INC.
16100 South Lathrop Avenue
Harvey, Illinois 60426

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 2020

The proxy statement and annual report to stockholders are available at
www.proxyvote.com or www. investors.atkore.com

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"), we are pleased to provide access to our proxy materials over the Internet to all of our stockholders rather than in paper form. Accordingly, a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") has been mailed to our stockholders on or about December 13, 2019. Stockholders will have the ability to access the proxy materials on the websites listed above, or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice of Internet Availability. By furnishing a Notice of Internet Availability and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of our annual meeting.

The Notice of Internet Availability also provides instructions on how you may request that we send future proxy materials to you electronically by electronic mail or in printed form by mail. If you choose to receive future proxy materials by electronic mail, you will receive an electronic mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by electronic mail or in printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by electronic mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What are the proxy materials?
The board of directors (the "board") of Atkore International Group Inc., a Delaware corporation (referred to as “Atkore,” the “Company,” “we,” “us,” or “our”), has made these proxy materials available to you on the Internet, or is providing printed proxy materials to you pursuant to your request, in connection with the solicitation of proxies for use at our Annual Meeting to be held on Thursday, January 30, 2020, at 8:00 a.m. (Central Time), at The Waldorf Astoria Chicago, 11 E. Walton St., Chicago, IL, 60611, for the purpose of considering and acting upon the matters set forth in this proxy statement.
This proxy statement includes important information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement, our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, and the proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. These proxy materials are being made available or distributed to you on or about December 13, 2019.
As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.
Why did we receive only one copy of the Notice of Internet Availability and how may I obtain an additional copy?
We are sending only one copy of our Notice of Internet Availability to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
If your household received a single mailing this year and you would like to have additional copies of our Notice of Internet Availability mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Atkore International Group Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426. You may also contact us in the same manner if you received multiple copies of the Notice of Internet Availability and would prefer to receive a single copy in the future.
All stockholders and beneficial owners may access the proxy materials at www.proxyvote.com as well as the Company’s website—www.investors.atkore.com. If you would like to receive a paper copy or an e-mail copy of our proxy materials, at no charge, please make the request by mail to Atkore International Group Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois 60426, by Internet at www.proxyvote.com, by telephone to 1-800-579-1639, requesting Daniel S. Kelly, or by e-mail to sendmaterial@proxyvote.com.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

•	Proposal 1: The election of three nominees named in the proxy statement as Class I directors for a term expiring at the 2021 Annual Meeting.

•	Proposal 2: A non-binding advisory vote approving executive compensation.

•	Proposal 3: Approval of the Atkore International Group Inc. 2020 Omnibus Incentive Plan.

•	Proposal 4: The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.

•	To transact such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.
How does the board of directors recommend I vote on these proposals?

•	Proposal 1: “FOR” each of the nominees named in the proxy statement as Class I directors for a term expiring at the 2021 Annual Meeting.

•	Proposal 2: “FOR” the non-binding advisory vote approving executive compensation.

•	Proposal 3: "FOR" approval of the Atkore International Group Inc. 2020 Omnibus Incentive Plan.

•	Proposal 4: “FOR” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.
If any other matters properly come before the Annual Meeting that require a vote of the stockholders, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share, represented by the proxies, either FOR, AGAINST or ABSTAIN, in accordance with their judgment on those matters. As of the date hereof, our board of directors is not aware of any other such matter or business to be transacted at our Annual Meeting.
Who is entitled to vote at the Annual Meeting?
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was December 3, 2019. At the close of business on that date, we had 47,165,549 shares of common stock issued and outstanding and entitled to be voted at the Annual Meeting held by one stockholder of record. A quorum is required for our stockholders to conduct business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon at the Annual Meeting.
By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
Registered Stockholders. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice of Internet availability was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company’s representatives listed on its proxy card or to vote in person at the Annual Meeting.
Beneficial Stockholders. If your shares are held in a stock brokerage account or by a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and the Notice of Internet Availability was forwarded to you by your broker, bank, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares using the methods prescribed by your broker, bank, trustee or other nominee on the voting instruction card provided to you. Beneficial owners are also invited to attend the Annual Meeting.
However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s, bank’s, trustee’s or other nominee’s procedures for obtaining a legal proxy.
What votes are required to approve each of the proposals?
Proposal 1, the nominees for Class I director will be elected by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In accordance with our currently applicable By-laws, stockholders do not have the right to cumulate their votes for the election of directors.
Proposal 2, the non-binding advisory vote approving executive compensation, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. As an advisory vote, this proposal is not binding. However, our board and Human Resources & Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.
Proposal 3, the approval of the Atkore International Group Inc. 2020 Omnibus Incentive Plan, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
Proposal 4, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020, will be determined by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. The Audit Committee has already appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for fiscal year 2020. Additionally, the Audit Committee will consider the outcome of the vote for fiscal year 2020 and when making appointments of our independent registered public accounting firm in future years.
How are broker non-votes and abstentions counted?
If you hold your shares in "street name" through a broker, bank or other nominee, you should have received instructions from such broker, bank or nominee on how to instruct the holder of record to vote your shares. If you do not submit voting instructions to the holder of record, your broker may generally vote you shares in its discretion on matters designated as "routine." However, a broker cannot vote shares held in "street name" on matters designated as "non-routine" unless the broker receives voting instructions from the "street name" holder. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Only the ratification of the selection of our independent registered public accounting firm in Proposal 4 is considered a routine matter. Your broker will therefore not have discretion to vote on the “non-routine” matters set forth in Proposals 1 through 3 absent direction from you. Because broker non-votes are not voted affirmatively or negatively, they will have no effect on the approval of Proposals 1 through 3. For Proposal 4, broker non-votes will have the effect of a vote against the proposal. For Proposals 1 through 4, an abstention will have the effect of a vote against the proposal.
The presence of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, either in person or by proxy, will constitute a quorum. Shares of common stock represented by proxies at the meeting, including broker non-votes and those that are marked “ABSTAIN,” will be counted as shares present for purposes of establishing a quorum.
Can I vote in person at the Annual Meeting?
For stockholders with shares registered in the name of a brokerage firm or bank or other similar organization, you will need to obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares before you can vote your shares in person at the Annual Meeting. For stockholders with shares registered directly in their names with AST, you may vote your shares in person at the Annual Meeting.
What do I need to do to attend the Annual Meeting in person?
Space for the Annual Meeting is limited and admission will be on a first-come, first-served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver’s license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of December 3, 2019, the record date, such as their most recent account statement reflecting their stock ownership prior to December 3, 2019, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.
May stockholders ask questions?
Yes. Representatives of the Company will answer stockholders’ questions of general interest following the meeting in accordance with the rules and regulations of the annual meeting.
Can I vote by Internet?
For beneficial stockholders with shares registered in the name of a broker, bank, trustee or other nominee, a number of brokerage firms and banks are participating in a program that offers an Internet voting option. Stockholders should refer to the voting instruction card provided by their broker, bank, trustee or other nominee for instructions on the voting methods they offer. Registered stockholders with shares registered directly in their names with AST will also be able to vote using the Internet. For instructions on how to vote, please refer to the instructions included on the Notice of Internet Availability.
If your shares are held in an account at a broker, bank, trustee or other nominee participating in this program or registered directly in your name with AST, you may vote those shares by accessing the following Internet website address:

www.proxyvote.com. The giving of such an Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. If you vote by Internet, you do not need to send in a proxy card or vote instruction form. The deadline for Internet voting will be 11:59 p.m., Eastern Time, on January 29, 2020.
What if I return my proxy card but do not provide voting instructions?
If you provide specific voting instructions, your shares will be voted as you instruct. Unless contrary instructions are specified, if you sign and return a proxy card but do not specify how your shares are to be voted, the shares of the common stock of the Company represented thereby will be voted in accordance with the recommendations of the board.
These recommendations are:

•	Proposal 1: “FOR” each of the nominees named in the proxy statement as Class I directors for a term expiring at the 2021 Annual Meeting,

•	Proposal 2: “FOR” the non-binding advisory vote approving executive compensation,

•	Proposal 3: "FOR" approval of the Atkore International Group Inc. 2020 Omnibus Incentive Plan.

•	Proposal 4: "FOR" the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.
How do I change or revoke my proxy?
Subject to any rules your broker, bank, trustee or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the Internet (only your latest Internet proxy submitted prior to the Annual Meeting will be counted) or by attendance at the Annual Meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank, trustee or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring a legal proxy to the Annual Meeting.
Who will count and certify the votes?
Representatives of the firm of Broadridge Financial Solutions, Inc. (“Broadridge”) and the staff of our Corporate Secretary and investor relations offices will count the votes and certify the election results. The results will be publicly filed with the SEC on a Form 8-K within four business days after the Annual Meeting.
How can I make a proposal or make a nomination for director for next year’s annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our then current by-laws, as applicable. In order for a stockholder proposal or nomination for director to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held on January 28, 2021, the proposal or nomination must be received by us at our principal executive offices no later than August 16, 2020. Stockholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2021 (but not include it in our proxy materials) must provide written notice of such proposal to our Corporate Secretary at our principal executive offices between October 2, 2020 and November 2, 2020 and comply with the other provisions of our then current by-laws.
Who pays for the cost of proxy preparation and solicitation?
Our board is responsible for the solicitation of proxies for the Annual Meeting. Broadridge will assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting for a fee of approximately $6,000 plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.
What is the board member annual meeting attendance policy?
Each continuing board member is expected to attend the Company’s annual meeting. All board members who served as members of the board at the time of the 2019 Annual Meeting of Stockholders attended last year’s annual meeting.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our board has determined, after considering all of the relevant facts and circumstances, that all members of the board, with the exception of Mr. Waltz, are “independent” as defined under NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules and regulations. This means that none of the independent directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.
Board Leadership Structure
Our board is led by our non-executive Chairman, Mr. Schrock. As stated in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman of the board and CEO. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time. The board believes this governance structure currently promotes a balance between the board’s independent authority to oversee our business and the CEO and his management team who manage the business on a day-to-day basis. If the board chooses to combine the offices of Chairman and CEO in the future, a lead director will be appointed annually by the independent directors. The board expects to periodically review its leadership structure to ensure that it continues to meet our needs.
Board Composition
Under our Certificate of Incorporation, the number of members on our board may be fixed by resolution adopted from time to time by the board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.
Our board is currently composed of nine members. Our currently applicable Certificate of Incorporation and By-laws provide for a classified board of directors until the 2022 annual meeting of stockholders, with members of the three classes serving staggered terms. We currently have three directors in each of the classes. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors until the board is fully declassified in 2022. The current terms of directors in Classes I, II, and III end at the annual meetings in 2020, 2021, and 2022, respectively. At the 2019 Annual Meeting of Stockholders, the management proposal to declassify the board was approved by our stockholders. As a result, beginning at the 2020 Annual Meeting, directors will be elected to serve one year terms. This will result in a fully declassified board by the 2022 Annual Meeting of Stockholders.

Director	Class
Betty R. Johnson	Class I—Expiring 2020 Annual Meeting
William E. Waltz Jr.	Class I—Expiring 2020 Annual Meeting
A. Mark Zeffiro	Class I—Expiring 2020 Annual Meeting
Jeri L. Isbell	Class II—Expiring 2021 Annual Meeting
Wilbert W. James Jr	Class II—Expiring 2021 Annual Meeting
Michael V. Schrock*	Class II—Expiring 2021 Annual Meeting
Justin A. Kershaw	Class III—Expiring 2022 Annual Meeting
Scott H. Muse	Class III—Expiring 2022 Annual Meeting
William R. VanArsdale	Class III—Expiring 2022 Annual Meeting
*Chairman of the board of directors
Under our currently applicable Certificate of Incorporation and By-laws, at each annual meeting of stockholders the successors of the directors whose term expires at that meeting are elected to hold office for a one-year term, expiring at the next annual meeting of stockholders following the year of their election. The board is therefore asking you to elect the three nominees for director whose terms expire at the Annual Meeting. Betty R. Johnson, William E. Waltz, Jr. and A. Mark Zeffiro, our Class I directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1—Election of Directors” below.

Set forth below is biographical information as well as background information relating to each nominee’s and continuing director’s business experience, qualifications, attributes and skills and why the board and Nominating and Governance Committee believe each individual is a valuable member of the board. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. The respective age of each individual below is as of December 3, 2019.
Nominees for Election to the Board of Directors in 2020
Class I—Directors Whose Term Expires in 2020

Ms. Betty R. Johnson Age 61 Director of the Company since 2018
Betty R. Johnson became a director in August 2018. Ms. Johnson is the Senior Vice President, Chief Financial Officer and Treasurer of MYR Group Inc., a publicly traded, North American electrical contractor specializing in transmission, distribution, substation, commercial and industrial construction. Prior to MYR Group, Ms. Johnson held various executive positions within manufacturing and construction industries, including chief financial officer roles at Faith Technologies, Inc., Sloan Valve Company, and Block and Company, Inc. In addition, Ms. Johnson has eleven years of audit experience for construction, financial services, and manufacture and distribution industries during her tenure at Deloitte and Touche. Ms. Johnson previously served on the MYR Group board of directors from 2007 to 2015 before joining the company’s executive leadership team. Ms. Johnson earned a bachelor’s degree in business administration from Loyola University, Chicago and is a certified public accountant.

Qualifications: Ms. Johnson brings both financial expertise and more than twenty years' experience with electrical contractors to our board.

A
Mr. William E. Waltz Jr. Age 55 Director of the Company since 2018
William E. Waltz Jr. became a director, and has served as the Company's President and Chief Executive Officer, since October 2018. Prior to that, he served in several executive roles at the Company, including Chief Operating Officer and Group President of the Atkore Electrical Raceway reporting segment. During his tenure with Atkore, Mr. Waltz was also the President of the Atkore Conduit and Fittings business unit, a position he held for two years beginning in September 2015, after joining Atkore as President-Plastic Pipe and Conduit in 2013. From 2009 until joining Atkore, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc., North America’s largest glass recycling company. Prior to that, he spent fifteen years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz holds a B.S. in Industrial Engineering from Pennsylvania State University, a M.S. in Computer Science from Villanova University and an M.B.A. from Northwestern University, Kellogg Graduate School of Management. He was also a graduate of General Electric’s Information Systems Management Program.

Qualifications: Mr. Waltz's intimate knowledge of the Company's day-to-day operations as President and Chief Executive Officer and his significant prior experience in the Company's industry qualify him to serve on our board of directors.

Mr. A. Mark Zeffiro Age 53 Director of the Company since 2015
A. Mark Zeffiro became a director in 2015. Mr. Zeffiro was the President and Chief Executive Officer at Horizon Global Corporation, a designer, manufacturer and distributor of custom-engineered towing, trailering, cargo management products and accessories, until May of 2018. In July 2015, Horizon Global was formed as a stand-alone, publicly traded company from a division of TriMas Corporation, where Mr. Zeffiro was Group President. Prior to that, Mr. Zeffiro spent seven years as the Chief Financial Officer at TriMas with responsibility for investor relations, financial planning, external reporting, business analysis, treasury, tax and corporate capital. Mr. Zeffiro also spent four years at Black and Decker Corporation as Vice President of Finance for Global Consumer Products Group and Vice President of Finance for the U.S. Consumer Products Group. Mr. Zeffiro began his career at General Electric Company, where he held roles of progressive responsibility during his 15-year tenure, culminating in the position of chief financial officer of the Americas and Global Imaging Equipment division within the GE Medical Systems Group. Mr. Zeffiro earned a B.S. in Quantitative Analytics from Bentley College.

Qualifications: Mr. Zeffiro’s leadership positions provide our board with insight into improving financial and operational performance at public companies.

Class II - Directors Whose Term Expires in 2021

Ms. Jeri L. Isbell Age 62 Director of the Company since 2015
Jeri L. Isbell became a director in 2015. Until her retirement in December 2016, Ms. Isbell was the Vice President of Human Resources and Corporate Communications for Lexmark International, Inc., a manufacturer of imaging and output technology and provider of enterprise services, a position she held since February 2003. Prior to that, Ms. Isbell held a number of leadership positions at Lexmark, including Vice President, Compensation and Employee Programs and Vice President, Finance and U.S. Controller. Prior to joining Lexmark in 1991, Ms. Isbell held various positions at IBM. Ms. Isbell is a director of SiteOne Landscape Supply Inc. Ms. Isbell holds a B.B.A. in Accounting from Eastern Kentucky University and an M.B.A. from Xavier University. She is a certified public accountant and a National Association of Corporate Directors Board Leadership Fellow.

Qualifications: Ms. Isbell's human resources and communications leadership positions provide our board with insight into key issues and market practices in these areas for public companies.

Mr. Wilbert W. James Jr. Age 63 Director of the Company since 2017
Wilbert W. James Jr. became a director in 2017. Mr. James was the President of Toyota Motor Manufacturing of Kentucky, Inc. (TMMK) from June 2010 through December 2017, which included Toyota's largest manufacturing plant in the world. Prior to becoming President, Mr. James worked in various positions within Toyota Motor's U.S. operations for 23 additional years. Mr. James is a director of Columbia Forest Products and joined the Cornerstone Building Brands board of directors in May 2019. He holds a B.S. in Mechanical Engineering Technology from Old Dominion University.

Qualifications: Mr. James' experience in manufacturing and operations, with a significant focus in lean manufacturing, helps provide the board with insight into various operational, financial and strategic issues the Company encounters.

Mr. Michael V. Schrock Age 66 Director of the Company since 2018
Michael V. Schrock became a director in May 2018 and has served as Chairman of our board of directors since August 2018. Mr. Schrock is a senior operating advisor of Oak Hill Capital Partners. He retired in 2013 from Pentair LLC, a global water, fluid, thermal management, and equipment protection company.  Mr. Schrock began his Pentair career in 1998, where he most recently served as President and Chief Operating Officer, beginning in 2006.  His other roles at Pentair included President of Water Technologies Americas and President of the Pump and Pool Group and President and COO of Pentair Technical Products.  Prior to joining Pentair, Mr. Schrock held numerous senior leadership positions at Honeywell International Inc.  He currently serves on the board of directors of MTS Corporation, Plexus Corporation and SafeFleet Corporation, as well as serving on the Board of Governors of the St. Thomas School of Engineering. Mr. Schrock earned a B.S. from Bradley University and an M.B.A. from the Kellogg School at Northwestern University.

Qualifications: Mr. Schrock brings more than forty years of experience in the electrical industry and more than a dozen years of experience on public company boards, including service as a lead director, to our board.

Class III - Directors Whose Term Expires in 2022

Mr. Justin A. Kershaw Age 58 Director of the Company since 2017
Justin A. Kershaw became a director in 2017. Mr. Kershaw is the Corporate Vice President and Chief Information Officer of Cargill, Incorporated, a leading provider of food, agricultural, financial and industrial products. Prior to Cargill, he was the Senior Vice President and CIO at the Industrial Sector of Eaton Corporation. Earlier, while the CIO of W.L. Gore and Associates, he also served as an original member of the State of Delaware’s Information Technology Investment Council. He holds a B.A. in Economics from LaSalle University.

Qualifications: Mr. Kershaw’s global work experience in the broad technology sector provides the board with insight into various international operational, technology and strategic issues the Company encounters.

Mr. Scott H. Muse Age 62 Director of the Company since 2015
Scott H. Muse became a director in 2015. From 2002 until he retired in 2014, Mr. Muse served as President of Hubbell Lighting Inc., a leading manufacturer of lighting fixtures and controls, and Group Vice President of Hubbell Inc., the parent company of Hubbell Lighting, an international manufacturer of electrical and electronic products for non-residential and residential construction, industrial and utility applications. Prior to that, Mr. Muse was President and Chief Executive Officer of Lighting Corporation of America from 2000 to 2002 and President of Progress Lighting from 1993 to 2000. Additionally, he held leadership and management positions at Thomas Industries, American Electric and Thomas & Betts. Mr. Muse began his career in the electrical manufacturing industry in 1979. Mr. Muse holds a B.S. in Business Administration from Georgia Southern University.

Qualifications: Mr. Muse’s extensive knowledge and experience in business, leadership, sales, marketing and operations management provide our board with insight into the challenges and opportunities in the electrical manufacturing sector.

Mr. William R. VanArsdale Age 68 Director of the Company since 2015
William R. VanArsdale became a director in 2015. From 2004 until his retirement on August 1, 2015, Mr. VanArsdale served as Group President of Eaton Corporation plc, a diversified power management company, where he led the hydraulics, filtration and golf grip business units. From 2001 to 2004, Mr. VanArsdale was President of Electrical Components Operation at Eaton, where he was also Operations Vice President of Global Sales and Service from 1999 to 2001. Prior to that, he spent 12 years in various leadership roles at Rockwell Automation. Mr. VanArsdale currently serves as a director of Cornerstone Building Brands Company (formerly) NCI Building Systems, Inc.) and he holds a B.S. in Electrical Engineering from Villanova University.

Qualifications: Mr. VanArsdale’s broad operations, sales and leadership experience in the manufacturing sector provide our board with insight into challenges and opportunities for the manufacturing sector.

Meetings of the Board of Directors and Attendance at the Annual Meeting
Our board held six meetings during the fiscal year ended September 30, 2019. Each of our directors attended at least 75% of the total number of meetings of the board and any committees during the period in which he or she was a director or a member of any committee, as applicable. Directors are required to attend our annual meetings. All board members who served as members of the board at the time of the 2019 Annual Meeting of Stockholders attended last year’s annual meeting.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management. The committees of the board, as described more fully below, also meet regularly in executive session.
Corporate Governance Guidelines
Our board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The Nominating and Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board any changes to the guidelines. During fiscal year 2019, the board revised the Company's Corporate Governance Guidelines to limit non-employee directors to no more than four total public company boards.
Code of Business Conduct and Ethics and Financial Code of Ethics
We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and our board has adopted a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, corporate officers with financial, accounting and reporting responsibilities, including the Corporate Controller, Treasurer and chief accounting officers, and any other person performing similar tasks or functions. The Financial Code of Ethics and the Code of Business Conduct and Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Financial Code of Ethics and the Code of Business Conduct and Ethics are available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents.
We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our officers, including our Chief Executive Officer, Chief Financial Officer, corporate officers with financial, accounting and reporting responsibilities, including the Corporate Controller, Treasurer and chief accounting officers, and any other person performing similar tasks or functions, and our directors, by posting such information on our website at http://investors.atkore.com/governance-documents.
Board Committees
Our board maintains an Audit Committee, a Human Resources & Compensation Committee, a Nominating and Governance Committee and an Executive Committee. Below is a brief description of our committees. The following table shows the current members of each committee and the number of meetings held during fiscal year 2019.

Director (1)	Audit	HR & Compensation	Nominating and Governance	Executive
Jeri L. Isbell	X	X*		X
Wilbert W. James, Jr.			X
Betty R. Johnson	X
Justin A. Kershaw		X
Scott H. Muse	X		X*	X
Michael V. Schrock				X*
William R. VanArsdale		X	X
William E. Waltz, Jr.				X
A. Mark Zeffiro	X*			X
Number of Meetings	4	7	6	1
X= Current Committee Member; * = Chairperson

(1)	In fiscal year 2019, each member of the board was invited to attend any committee meeting, even if he or she was not a member of that committee.
Audit Committee
Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee is responsible for reviewing and assessing the qualitative aspects of our financial reporting, our processes to manage business and financial risks, and our compliance with significant applicable legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The charter of our Audit Committee is available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents.
The members of our Audit Committee are Mr. Zeffiro (Chairperson), Ms. Isbell, Ms. Johnson and Mr. Muse. Our board has designated each of Mr. Zeffiro and Mses. Isbell and Johnson as an “audit committee financial expert,” and each of the four members has been determined to be “financially literate” under NYSE rules. Our board has also determined that each of the four members is “independent” as defined under the NYSE rules and the Exchange Act and rules and regulations promulgated thereunder; therefore, we meet the independence requirements of Rule 10A-3 under the Exchange Act or the NYSE rules. The charter of our Audit Committee states that no director may serve on the Audit Committee if such director simultaneously serves on the audit committee of more than three public companies (including the Company), unless the board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Company’s Audit Committee. As of the date of this proxy statement, none of our Audit Committee members are serving on more than three audit committees of public companies.
Human Resources & Compensation Committee
Our Human Resources & Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of our company and its subsidiaries (including the Chief Executive Officer, subject to final approval by our board), establishing the general compensation policies of our company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of our company and its subsidiaries. Our Human Resources & Compensation Committee is also responsible for periodically reviewing management development and succession plans. The charter of our Human Resources & Compensation Committee is available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents.
The members of our Human Resources & Compensation Committee are Ms. Isbell (Chairperson) and Messrs. Kershaw and VanArsdale, all of whom are independent directors; therefore, the committee meets all NYSE listing requirements. The written charter of our Human Resources & Compensation Committee addresses the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the Human Resources & Compensation Committee.
The Human Resources & Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisers. During fiscal year 2019, the committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to advise it on executive compensation program-design matters and to prepare market studies of the competitiveness of components of the Company’s compensation program for its senior executive officers, including the named executive officers and non-employee directors. FW Cook is a global professional services company. The Human Resources & Compensation Committee performed an assessment of FW Cook’s independence to determine whether the consultant is independent, taking into account FW Cook’s executive compensation consulting protocols to ensure consultant independence and other relevant factors. Based on that assessment, the Human Resources & Compensation Committee determined that the firm’s work has not raised any conflict of interest and the firm is independent.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates to the board for election to our board, reviewing the composition of the board and its committees, developing and recommending to the board corporate governance guidelines that are applicable to us, and overseeing board evaluations. The charter of our Nominating and Governance Committee is available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents.
The members of our Nominating and Governance Committee are Messrs. Muse (Chairperson), James and VanArsdale, all of whom are independent directors; therefore, the committee meets all NYSE listing requirements. The written charter of our Nominating and Governance Committee addresses the committee’s purpose and responsibilities and the requirement that there be an annual performance evaluation of the Nominating and Governance Committee.
Executive Committee
The Executive Committee is responsible, among its other duties and responsibilities, for assisting the board with its responsibility and, except as may be limited by law, our Certificate of Incorporation or our By-laws, to act as specifically assigned by the board between board meetings or when it is otherwise impracticable for the full board to act. The charter of our Executive Committee is available without charge on the investor relations portion of our website at http://investors.atkore.com/governance-documents. The members of our Executive Committee are Ms. Isbell and Messrs. Schrock (Chairperson), Muse, Waltz and Zeffiro.

Human Resources & Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, our Human Resources & Compensation Committee was comprised of Ms. Isbell (Chairperson), and Messrs. Kershaw and VanArsdale. No member of our Human Resources & Compensation Committee was a former or current officer or employee of the Company or any of its subsidiaries in fiscal year 2019. In addition, during fiscal year 2019 none of our executive officers served as a director or as a member of the Human Resources & Compensation Committee of a company that had an executive officer serve as a director or as a member of our Human Resources & Compensation Committee.
Selection of Nominees for Election to the Board
Our Corporate Governance Guidelines provide that the Nominating and Governance Committee will identify and recommend that the board select board candidates who the Nominating and Governance Committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board. The Nominating and Governance Committee considers the board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and considers the general qualifications of the potential nominees, such as strong values and discipline, high ethical standards, a commitment to full board participation on the board and its committees, and relevant career experience, along with other skills and characteristics that meet the current needs of the board, including the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole; a background and experience with manufacturing, operations, finance or marketing or other functions or fields which will complement the talents of the other board members; public company experience; ability to work professionally and effectively with other board members and the Company’s management; availability to remain on the board long enough to make an effective contribution; satisfaction of applicable independence standards; and absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.
In identifying candidates for election to the board, the Nominating and Governance Committee considers nominees recommended by directors, stockholders and other sources. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full board. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
The Nominating and Governance Committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board for consideration by the Nominating and Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Atkore International Group Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board. Our currently applicable By-laws set forth the requirements for direct nomination by a stockholder of persons for election to the board.
Communications with the Board
Any stockholder or interested party who wishes to communicate with our board as a whole, the independent directors, or any individual member of the board or any committee of the board may write to or email the Company at: Atkore International Group Inc., c/o Corporate Secretary (Legal Department), 16100 South Lathrop Avenue, Harvey, Illinois, 60426 or BoardofDirectors@atkore.com.
The board has designated the Company’s Corporate Secretary as its agent to receive and review written communications addressed to the board, any of its committees, or any board member or group of members. The Corporate Secretary may communicate with the sender for any clarification. In addition, the Corporate Secretary will promptly forward to the Chairperson of the Audit Committee any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Corporate Secretary to be potentially material to the Company. As an initial matter, the Corporate Secretary will determine whether the communication is a proper communication for the board. The Corporate Secretary will not forward to the board, any committee or any director communications of a personal nature or not related to the duties and responsibilities of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Corporate Secretary to be immaterial to the Company.

Separately, the Audit Committee has established a whistleblower policy for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.
Risk Oversight
Our board as a whole has responsibility for overseeing our risk management. The board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board about the identification and assessment of key risks and our risk mitigation strategies. The full board has primary responsibility for evaluating strategic and operational risk management, and succession planning. The full board also receives an update on cyber related activities at each board meeting and has not delegated responsibility for evaluating cyber security risks to any committee. Our Audit Committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk, including oversight on compliance related to legal and regulatory exposure and meets regularly with our chief legal and compliance officers. Our Human Resources & Compensation Committee evaluates risks arising from our compensation policies and practices, as more fully described below. The Audit Committee and Human Resources & Compensation Committee provide reports to the full board regarding these and other matters.
Director Compensation
In fiscal year 2019, certain of our directors received compensation for their services as directors. These matters are further described below in the section entitled “Director Compensation."

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers as of December 3, 2019.

Name	Age	Position	First Became an Officer
William E. Waltz Jr.	55	President and Chief Executive Officer, Director	2013
David P. Johnson	52	Vice President, Chief Financial Officer and Chief Accounting Officer	2018
Daniel S. Kelly	59	Vice President, General Counsel & Corporate Secretary	2013
Mark F. Lamps	53	Group President, Mechanical Products & Solutions	2019
Peter J. Lariviere	58	President, Cable Solutions	2013
LeAngela W. Lowe	48	Vice President, Global Human Resources	2019
William E. Waltz Jr. has served as the Company's President and Chief Executive Officer and as a director since October 2018. Prior to that, he served in several other executive roles at the Company, including Chief Operating Officer and Group President of the Atkore Electrical Raceway reporting segment. During his tenure with Atkore, Mr. Waltz was also the President of the Atkore Conduit and Fittings business unit, a position he held for two years beginning in September 2015, after joining Atkore as President-Plastic Pipe and Conduit in 2013. From 2009 until joining Atkore, Mr. Waltz was Chairman and Chief Executive Officer at Strategic Materials, Inc., North America’s largest glass recycling company. Prior to that, he spent fifteen years in various divisions of Pentair plc, including President-Pentair Flow Technologies. Mr. Waltz holds a B.S. in Industrial Engineering from Pennsylvania State University, a M.S. in Computer Science from Villanova University and an M.B.A. from Northwestern University, Kellogg Graduate School of Management. He was also a graduate of General Electric’s Information Systems Management Program.
David P. Johnson has served as Atkore as Vice President and Chief Financial Officer since August 2018 and as the Company's Chief Accounting Officer since January 2019. He has more than thirty years’ experience in strategic and financial planning, risk assessment, mergers & acquisitions, global tax strategies, international operations, and internal controls. Most recently, Mr. Johnson was Vice President-Finance & Operations for the Electrical Sector business at Eaton Corporation, where he was responsible for sector financial planning, analysis and reporting, compliance, credit and collections and government accounting, as well as global purchasing, manufacturing strategies, logistics and distribution. Prior to that, Mr. Johnson was Vice President-Finance and Planning for the Americas Region (Eaton Electrical) where he was responsible for reporting, planning, acquisitions, and implementing common financial policies and reporting across numerous recently acquired businesses. During his twenty-four year tenure at Eaton, Mr. Johnson held other roles of progressive responsibilities, including Plant Controller, Division Controller, Director of Finance & Business Development, Vice President Finance & Business Development, and Vice President Finance & Planning-Europe, Middle East and Asia. Mr. Johnson began his career at Westinghouse Electric Corporation, where he held various accounting and analytical financial roles. Mr. Johnson earned a B.S. in Finance from Indiana University of Pennsylvania and an M.B.A. from Duquesne University.
Daniel S. Kelly has served as our Vice President, General Counsel and Corporate Secretary since September 2013. Prior to joining Atkore, he spent 20 years working in strategic legal roles within ITT Corporation and its spinoff, Xylem, Inc., which manufactures equipment that transports, treats and tests water and wastewater. From 2011 to 2013, Mr. Kelly served as Deputy General Counsel and acting General Counsel of Xylem, Inc. From 2010 to 2011, he was Vice President and General Counsel at ITT Fluid and Motion Control, covering ITT’s commercial business worldwide and from 2008 to 2010 served as Vice President and General Counsel at ITT Defense Electronics & Services. Mr. Kelly also spent three years at ITT headquarters as Deputy General Counsel, Director Field Legal Support. Mr. Kelly earned a B.S. from Georgetown University and a J.D. from Loyola University Chicago School of Law.
Mark F. Lamps was promoted to his current position of Group President, Mechanical Products & Solutions in March 2019 with responsibility for products and services that frame, support and secure component parts in a broad range of structures, equipment and systems for electrical, industrial and construction applications. Mr. Lamps joined the Company in October 2018 as Vice President-Business Development & Strategy. Prior to that, Mr. Lamps was Vice President-Technology for nVent LLC, where he was responsible for leading new product development and digitization activities. Prior to that, Mr. Lamps held numerous leadership roles during his 23-year tenure at Pentair, LLC, including Vice President-Technology, Product Management and Strategy for Pentair Electrical; Vice President & General Manager-Pentair Equipment Protection, in addition to residing in China during a four-year international assignment as Vice President & General Manager for Pentair Technical Products-APAC. Mr. Lamps also held engineering positions at General Motors Corporation, after initially starting his career at

Accenture. Mr. Lamps earned a Master of Business Administration from Kellogg Graduate School of Management at Northwestern University, as well as a Master of Science in Manufacturing Systems Engineering and a Bachelor of Science in Mechanical Engineering from Stanford University.
Peter J. Lariviere has served as our Vice President and President of Cable Solutions since September 2015, after joining Atkore as Chief Operating Officer of the AFC Cable business unit in September 2013, with responsibility for manufacturing, engineering, sourcing, distribution and logistics and serving as President, AFC Cable business unit from January 2015 until September 2015. Mr. Lariviere was previously President of Storage and Workplace Solutions, a division of Stanley Black and Decker, from 2010 until 2013. Prior to that, Mr. Lariviere was Chief Executive Officer at Lista International Corporation. Mr. Lariviere also held several positions at Amesbury Group Inc., including Senior Vice President-Window Hardware Division and Group Vice President. Mr. Lariviere holds a B.S. from the University of Massachusetts and an M.B.A. from New Hampshire College. He also is a graduate of the Executive Management Program at University of North Carolina, Kenan-Flagler Business School.
LeAngela (Angel) W. Lowe was promoted to her current role as Vice President, Global Human Resources in June 2019 with responsibility for talent acquisition and development, onboarding and immersion, leadership training, employee development, employee and labor relations, payroll as well as compensation and benefit programs. Since 2016, Mrs. Lowe served as Vice President-Group Human Resources, where she was responsible for driving human resources alignment and synergies among Electrical Raceway and Mechanical Products & Solutions businesses. Prior to that, Mrs. Lowe served as Vice President-Electrical Raceway business and Vice President, Human Resources-Conduit & Fittings business after initially joining the company in 2014 as Vice President-Human Resources for the Plastic Pipe and Conduit strategic business unit. Prior to Atkore, Mrs. Lowe held human resources roles with progressive responsibilities at Trinity Industries, Parker Hannifin Corporation and Reckitt Benckiser, where she was a strategic business partner tasked with enhancing the capability, diversity, culture and organizational structure, which drove productivity, customer service and overall profitability. Mrs. Lowe began her career in finance and accounting roles at International Paper Company. She holds a Bachelor of Business Administration degree in Finance from Mississippi College.

EXECUTIVE COMPENSATION
Human Resources and Compensation Committee Report
The Company’s Human Resources and Compensation Committee has reviewed the Compensation Discussion and Analysis, discussed it with management and, based on such review and discussions, has recommended to the board that the Compensation Discussion and Analysis should be included in this Proxy Statement.
Jeri L. Isbell, (Chairperson)
Justin A. Kershaw
William R. VanArsdale
This Human Resources & Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis section discusses and analyzes the executive compensation program for our named executive officers for fiscal year 2019. We refer to these individuals below collectively as the “named executive officers,” or “NEOs.”

Name	Title
William E. Waltz, Jr.	President & Chief Executive Officer
David P. Johnson	VP, Chief Financial Officer & Chief Accounting Officer
Peter J. Lariviere	President, Cable Solutions
Daniel S. Kelly	VP, General Counsel & Corporate Secretary
Mark F. Lamps	Group President, Mechanical Products & Solutions
Executive Summary
Our executive compensation programs are designed to reward for performance by our executives and align the interests of our executives with those of our stockholders. In fiscal year 2019, our annual incentive awards for our NEOs were based on the Company’s achievement of financial objectives related to its base business operations and the NEOs’ individual performances, and half of our long-term incentive award is linked to cumulative net income and relative total shareholder return over a three-year performance period.
The Human Resources & Compensation Committee (the "Committee") continually reviews the compensation programs for our NEOs to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We believe that our compensation programs align the compensation of our executives with the interests of our stockholders while managing compensation risk, including through stock ownership guidelines, an independent Human Resources & Compensation Committee and the use of an independent compensation consultant.
Compensation of our NEOs during fiscal year 2019 was directly tied to our strong performance during the year, and reflects actions taken in support of successful execution of our leadership succession plan that culminated in Mr. Waltz's promotion to CEO on October 1, 2018.
Fiscal Year 2019 Company Results
Atkore achieved net income of $139 million and diluted earnings per share of $2.83, up 1.8% and 14.1% year over year, respectively during 2019. The Company delivered these results despite domestic economic volatility and demand weakness in non-residential construction. Through decisive actions and strong operational execution, the Company delivered the following value creating results:

•	Delivered revenues of $1.9 billion, up 4.4% compared to 2018, with organic growth of about 2.3%, after adjusting for acquisitions and divestitures, and foreign exchange differences.

•	Delivered net income growth of $2.4 million, up 1.8% compared to 2018; as well as net income growth of $80.2 million, up 136% over the last three fiscal years.

•	Delivered adjusted EBITDA growth of $52.9 million, up 19.5% compared to 2018, as well as adjusted EBITDA growth of $89.4 million, up 38.0% over the last 3 year fiscal years.

•	Delivered relative Total Shareholder Return (rTSR) growth of 15.0% during 2019, as well as, rTSR growth of 67.0% over the last 3 year fiscal years.

•	Delivered productivity savings of approximately $15 million on an annualized basis.

•	Maintained its commitment to investing in product leadership and innovation, with approximately $34.9 million in capital expenditures and more than 14 new product launches throughout 2019.

•
Generated cash provided by operating activities of $210 million and repurchased 1 million shares for approximately $24 million to return value to stockholders. The Company’s balance sheet remains strong, with capacity to invest, fund future growth, and assess opportunistic value creating M&A activity.

Fiscal Year 2019 Compensation Actions
During fiscal year 2019, the Company took the following key compensation actions:

•
Upon Mr. Waltz's promotion to President and CEO, his base pay increased to $700,000 and his AIP bonus eligible target increased to 100% of his base pay, effective October 1, 2018. The Company also granted the anticipated stock option portion of Mr. Waltz's equity grants for the fiscal years 2019, 2020 and 2021 annual award cycles, valued at $3,000,000 as part of his promotion to President and CEO.

•
Mr. Waltz will not receive a stock option grant as part of the annual award process for fiscal 2020 or 2021. The stock option grant made to him in fiscal 2019 is taken in account when the Committee determines the size of his Restricted Stock Unit and Performance Share Unit awards for fiscal years 2019 - 2021.

•	Fiscal year 2019 Annual Incentive plan bonuses for our NEOs funded on average at 123.2% relative to target payout of 100% based on solid financial performance as noted above.

•
Fiscal year 2017 - 2019 Performance Share Plan achieved 123.8% payout versus target. This payout is based on a significant over target achieved on rTSR and a slightly below target achievement on adjusted Net Income.

•
During our 2019 Annual Meeting of Stockholders, more than 96% of the votes cast on the advisory "say-on-pay" resolution were voted in favor of the compensation of our NEOs for fiscal year 2018. The Committee viewed this result of the fiscal year 2018 advisory vote as supportive of our compensation philosophy.

Compensation Overview and Philosophy
The purpose of our compensation program is to motivate employees to create long-term stockholder value in exchange for meaningful financial rewards. The program supports the attraction, retention and motivation of talented employees who are committed to delivering the levels of quantitative and qualitative performance that we require, as discussed below.
This pay-for-performance model includes a total compensation package consisting of base salary and short- and long-term incentives. Total compensation for our NEOs is targeted to provide compensation at the market median if we achieve our financial and operating business plans. Our compensation program also allows for above or below median total compensation when justified by individual and Company results. We also provide benefits that are intended to be at substantially the same levels as the companies with which we compete for talent.
Five key principles guide the philosophy of our compensation programs for all of our employees, including our named executive officers:

•
Performance based—a significant portion of compensation should be at risk and tied to corporate, business unit and/or individual performance. At risk compensation is only paid based on the achievement of specific pre-established performance goals and/or an increase in Atkore's stock price. Annual incentive payouts are subject to further adjustment based upon business unit and/or individual performance. We also view stock options, which only have value if our stock price rises, as inherently performance-based and at risk even when vesting is based solely on continued service. 73% of our CEO's target compensation is at-risk based on financial, stock price, relative total shareholder return and/or individual performance.

•
Attract and retain talent—the total compensation package is competitive with the general industry and our compensation peer group and is at a level that is appropriate to attract, retain and motivate highly qualified executives capable of leading us to higher performance. Base salary and annual incentives provide a competitive annual total cash compensation opportunity in the short term and equity incentives provide a competitive opportunity over the long term. All of these elements serve to support our desire to attract and retain executive talent and are reviewed for competitiveness annually. We have concluded that we can compete successfully for talent by targeting total compensation (i.e., base salary, annual incentives and long-term incentives) at market median levels, with the opportunity to earn more or less than median levels based on our performance.

•
Aligned with stockholder interests—the interests of executives should align with the interests of our stockholders by using performance measures that correlate well with the creation of stockholder value. Our short-term and long-term incentive plans are both designed to use financial performance measures that correlate well with stockholder value.

•
Balanced—Compensation plan designs promote a balance between annual and long-term business results. While we believe the creation of long-term stockholder value is extremely important, we also believe that the achievement of our annual goals is the best way to contribute to our sustainable, long-term success.

•
Supportive of our mission and values—Compensation supports our mission to be the customers’ first choice by providing unmatched quality, delivery, and value based on sustainable excellence in strategy, people and processes. We inherently believe that we are most successful when we focus on living our values of accountability, teamwork, integrity, respect and excellence. We achieve this goal primarily by having annual incentives that can decrease or increase based on the subjective assessment of qualitative performance goals.

Compensation Strategy
Compensation is intended to reward employees to exert discretionary effort, apply appropriate risk analysis in decision-making, and continuously improve the performance of the business. A substantial amount of executive compensation is variable and tied to the achievement of both annual and long-term incentive plan goals. To support our pay-for-performance philosophy, performance is evaluated as follows:

•
Corporate Performance—The AIP is designed to reward the achievement of annual financial goals and qualitative goals. These goals are included in the annual operating plan prepared by management and approved by our board. The annual design and performance metrics apply to all executives and most other employees who are eligible for annual bonuses.

•
Business Unit Performance—The CEO reviews the performance of each business unit based on the achievement of goals included in our annual operating plan consisting of both financial and qualitative measures. Based on this assessment, the CEO has been delegated the discretion by the Committee to adjust the annual incentive pool upward or downward to reflect the business unit’s performance. In the case of a business unit adjustment impacting an executive, including any of our named executive officers, the Committee will review and approve any such adjustment upon receiving a recommendation from the CEO (other than with respect to his own compensation).

•
Individual Performance—our performance review process applies to all salaried employees, including the CEO and our other named executive officers. An employee’s performance is evaluated against the expectations of his or her position and the annual operating plan. Individual performance goals are established at the beginning of each fiscal year and individual performance goals are aligned with our annual operating plan. Performance under the plan is evaluated at least annually. An individual's personal performance is scored against his or her goals; this score is referred to a Personal Performance factor PPF. The PPF is used as a multiplier to the financial performance of the annual incentive plan and is also used to determine the relative value of any long-term incentive award on an annual basis. For our named executive officers other than the CEO, the CEO will make a recommendation to the Committee for its approval due to his direct supervision of these individuals. For the CEO, these determinations are made by the Committee, subject to the final approval of our board.

Total compensation is targeted at the median of comparable market data. As with our compensation philosophy generally, this strategy is intended to evolve with the business but consistently includes the following elements:

•	definition of the market for executive compensation is tied to our industry compensation peer group and survey data sources;

•	determination of an appropriate pay mix for total direct compensation, consisting of defined levels of base salary, as well as short- and/or long-term incentive opportunities;

•	a direct link between incentives payouts and business results;

•	the requirement that an NEO accumulate and hold stock having a value that represents a meaningful commitment to him or her; and

•	Cost-efficient group welfare benefits and retirement plans which are comparable to the plans of peers with which we compete for talent.
An annual performance management process is used to establish individual goals and objectives, including for our named executive officers. Managers are required to jointly develop these individual goals and objectives with employees to ensure understanding of and accountability for the desired business results.
Best Practices in Compensation Governance
Highlighted below are the key features of our executive compensation program, including the pay practices that we have implemented to drive sustainable results, encourage executive retention and align executive and stockholder interests.

What We Do
✓	Deliver a significant percentage of target total direct compensation in the form of variable compensation tied to performance
✓	Provide an appropriate mix of short-term and long-term compensation
✓	Require stock ownership and retention of a significant portion of equity-based awards
✓	Provide limited perquisites
✓	Engage an independent compensation consultant
✓	Allow the Company to recoup incentive compensation for executive officers through a clawback policy
✓	"Double Trigger" change in control vesting provisions
What We Don't Do
x	Gross-up excise taxes that may become due on change in control payments and benefits
x	Provide incentives that encourage excessive risk taking
x	Guarantee incentive awards for executive officers
x	Allow hedging, pledging or short sales of our securities by our officers and directors
x	Discount or reprice stock options
Process for Setting Executive Compensation
The Committee is responsible for reviewing and approving the compensation of our named executive officers and other senior management (other than the CEO) as recommended by the CEO. The Chairman of the board and the Committee evaluate the CEO’s performance and, based upon the results of this performance evaluation, make a recommendation to the full board to determine the CEO’s compensation.
The Committee’s annual process considers our financial performance and total shareholder return, as well as the relative performance of the executive officers throughout the fiscal year. The timing of these determinations is set in order to enable the Committee to examine and consider our financial performance, as well as the relative performance of the executive officers, during the previous fiscal year in establishing the upcoming fiscal year’s compensation and performance goals. Throughout this process, the Committee receives input from members of management. In addition, during fiscal year 2019, the Committee engaged FW Cook as its executive compensation consultant to provide advice on an ongoing basis as to these matters.
At our 2019 Annual Meeting of Stockholders, more than 96% of the votes cast on the advisory "say-on-pay" resolution were voted in favor of the compensation of our NEOs for fiscal year 2018, as disclosed in our 2018 proxy statement. The Committee considers the results of our "say-on-pay" advisory votes in connection with the design of the Company's executive compensation program, and viewed the result of the fiscal year 2018 advisory vote as supportive of our compensation philosophy. In light of these results, for fiscal year 2019, the Committee did not make any significant changes to our executive compensation programs.
The Committee regularly reviews the compensation program design for alignment with our evolving business strategy, market practices and human resource objectives and in consideration of shareholder input. Based on this year's review, the Committee approved several changes to our Annual Incentive and Long-term Incentive plan designed for fiscal year 2020. See page 22 for annual incentive plan and page 25 for long-term incentive plan changes.

The Role of Management
The CEO recommends to the Committee compensation packages for executives who report directly to him, including the named executive officers other than himself. The Vice President of Global Human Resources also provides input to the CEO and to the Committee on compensation for each of the executives other than herself. In fiscal year 2019, prior to each Committee meeting, the CEO and the Vice President of Global Human Resources were primarily responsible for preparing the materials that management presented to the Committee.
Use of Compensation Consultants and Peer Group
The Committee’s charter provides that it may retain advisors, including compensation consultants, in its sole discretion. During fiscal year 2019, the Committee continued to use the services of FW Cook to assist our Committee with the analysis and development of our compensation arrangements and to provide recommendations with respect to these and similar matters. As part of its engagement, FW Cook developed a peer group against which to conduct benchmarking analysis as and when necessary or appropriate. In developing the peer group, FW Cook reviewed revenue and market capitalization size; similarity of industry or products; and entities that we considered to be peers. Atkore’s revenue approximates the median and our market capitalization was between the 25th percentile and median. The peer group developed by FW Cook and approved by our Committee for use in setting fiscal year 2019 target compensation consists of the following companies:

Advanced Drainage Systems	Hubbell Inc.
Apogee Enterprises, Inc.	Interface Inc.
Armstrong World Industries, Inc.	Littelfuse, Inc.
AZZ Incorporated	Masonite International Corporation
Belden Inc.	NCI Building Systems
Encore Wire Corporation	Regal Beloit Corporation
General Cable Corporation	Rexnord Corporation
Gibraltar Industries, Inc.	Simpson Manufacturing Co.
Global Brass and Copper Holdings, Inc. (1)	USG Corporation

(1)	Global Brass and Copper Holdings was added to the peer group used to establish fiscal year 2019 target compensation.
Elements of Compensation
For fiscal year 2019, the principal components of compensation for our named executive officers were the following, each as described in greater detail below:

•	base salary;

•	annual incentive compensation paid in the form of cash bonuses;

•	long-term equity incentive compensation in the form of stock options, restricted stock units ("RSUs") and performance share units ("PSUs"); and

•	other benefits (primarily our retirement savings plan and our group health and welfare plans).
During fiscal year 2019, and as described in greater detail below, FW Cook benchmarked the target total direct compensation (consisting of base salary, target bonus opportunity and value of long-term incentive grants) of the named executive officers at the median of the peer group, with the intention that the total direct compensation of these named executive officers would be set at amounts that are in the market median range. It was the Committee’s judgment that setting compensation levels at the median levels of the peer group would create an appropriate level of retention and incentive for the management team. Individual executives’ target total direct compensation could vary above or below the median level of the peer group due to an executive’s skills, experience in current role and individual performance.

Base Salary
Base salary represents the fixed portion of our named executive officers’ total compensation. Although the Committee believes that a substantial portion of each executive officer’s total compensation should be “at risk,” the Committee also recognizes the importance of setting base salaries at levels that will attract, retain and motivate top talent. In setting annual base salary levels, the Committee considers competitive practice, individual performance and time in position, internal pay equity, and the impact on our selling, general and administrative expenses. In fiscal year 2019, decisions regarding executive salaries were determined primarily by a review of salary data for the median using peer group data prepared by FW Cook.
Executives’ salaries vary based on a review of individual performance and the other above-referenced criteria. During fiscal year 2019, base salaries of the NEOs were increased following a review of the relevant salary data, such that as of the end of fiscal year 2019, base salaries of the NEOs were as follows:

Name	Prior Base Salary	Current Base Salary	% Increase
William E. Waltz, Jr.	$550,000	$700,000	27.3%
David P. Johnson	$475,000	$489,250	3.0%
Peter J. Lariviere	$400,000	$412,000	3.0%
Daniel S. Kelly	$350,000	$365,000	4.3%
Mark F. Lamps	n/a	$340,000	n/a
As of the beginning of fiscal year 2019, the Committee approved a significant increase in base salary for Mr. Waltz due to his promotion from President & COO to President & CEO of the Company. Effective October 1, 2018, Mr. Waltz assumed the role of President & CEO of the Company, and his base salary was increased to $700,000. Base pay increases for these individuals will generally occur in April of the year following the end of each fiscal year.
Annual Incentive Plan Compensation
We currently maintain the AIP, which is intended to retain and motivate our executive officers and certain other key employees by providing them with an opportunity to earn cash incentives based on our attainment of certain specified performance goals. The AIP is administered by our Committee, which selects those of our employees who will participate in the AIP and establishes the applicable performance goals. The maximum amount payable to any participant under the AIP during any given twelve-month performance period is $4 million.
For our NEOs, our AIP primarily rewards growth in Adjusted EBITDA and improvement in the number of working capital days (as defined below). Adjusted EBITDA was used in fiscal year 2019 for AIP purposes and was defined for fiscal year 2019 as net income (loss) before: unallocated expenses, depreciation and amortization, interest expense, net, gain (loss) on extinguishment of debt, restructuring and impairments, stock-based compensation, certain legal matters, consulting fees, transaction costs, gain on sale of joint venture and other items, such as inventory reserves and adjustments, release of indemnified uncertain tax positions, and the impact of foreign exchange gains or losses. Adjusted EBITDA is a non-GAAP measure which management believes is a helpful indicator of operating performance. Because it is not a measurement of performance under GAAP, Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as measures of liquidity.
“Working capital days” improvement is a measure intended to reflect the improvement, from one fiscal year to the next, of our short-term financial health and efficiency. Working capital days, both on a corporate and business unit level, is defined as the sum of “Days Sales Outstanding” (i.e., accounts receivable) and “Days Inventory on Hand” (i.e., the number of days it takes to sell our average balance of inventory) minus “Days Sales Outstanding in Account Payables” (i.e., accounts payable).
Adjusted EBITDA and Working Capital Days disclosed herein may differ from those disclosed in the Annual Report on Form 10-K. Those metrics are further adjusted to exclude the impact of acquisitions and divestitures that occur in the fiscal year, but was not forecasted within the target.
In general, the Company establishes a threshold, target and maximum performance for these financial metrics as follows: (i) using a bottom-up approach that is conducted throughout the year using rolling 12-15 month forecasts which take into consideration market growth rates based on Dodge estimates and the vertical markets (education, manufacturing, warehouse, etc.) that we participate in, as well as the productivity initiatives that are planned for the upcoming year; (ii) performing a top-

down approach undertaken by our Corporate Financial Planning and Analysis group to determine the next year’s budget by analyzing base growth assumptions in the business, strategic initiatives planned, providing for inflation concerns, eliminating the past year’s one-time impacts and adding in acquisitions.
By using a bottom-up and top-down approach, we are able to review and compare each for excess conservatism or excess optimism in determining the annual planned targets. Once the annual plan is reconciled, it is approved by Senior Management and the full board. For fiscal year 2019, Atkore's adjusted EBITDA target was set at a 7.6% improvement over prior fiscal year performance. Working Capital Day targets were set at a 2.5% improvement over prior fiscal year performance.
For fiscal year 2019, the maximum performance under all of these financial metrics was capped at 250% of target achievement, even if actual performance exceeded the maximum performance goal.
In addition, each executive has a portion of his or her AIP compensation based on personal performance factors, including, by way of example, cost management, strategic initiatives and talent development. The personal performance factors of each NEO are individually set, and, based on these personal performance factors, an NEO’s calculated annual incentive payout can be modified down (including to zero, so that no bonus is earned) or up to as much as 200% of the bonus that could have been earned in the absence of the personal performance factors (subject to the a $4,000,000 individual maximum payout). For fiscal year 2019, each NEO’s personal performance factors were measured against objectives including cost management, strategic initiatives and talent development. These metrics measure the success of the most important elements of our business strategy and require us to balance increases in revenue with financial discipline to produce strong margins and a high level of cash flow. For fiscal year 2019, the financial metrics applicable to the named executive officers were weighted as follows:

Metric	CEO and Other Executive Officers (%)	Group/Business Unit Presidents (%)
Atkore Adjusted EBITDA	80	30
Atkore Working Capital Days	20	—
Group/Business Unit Adjusted EBITDA	—	50
Group Working Capital Days	—	20

For fiscal year 2019, the actual financial numbers assigned to Adjusted EBITDA and change in working capital days were as follows ($ in millions):

Metric	Threshold	Target	Maximum	Actual
Atkore Adjusted EBITDA	$235.1	$293.9	$367.4	$323.3
Atkore Working Capital Days	67.4	64.2	59.1	68.7
Group/Business Unit Adjusted EBITDA:
Mechanical Products & Solutions	$68.6	$85.8	$107.2	$89.4
Cable Solutions	$45.2	$56.5	$70.6	$60.1
Conduit & Fittings	$146.9	$183.7	$229.6	$214.2
Group Working Capital Days:
Mechanical Products & Solutions	61.5	58.5	53.9	66.2
Electrical Raceway(1)	69.7	66.4	61.1	70.2
Payout Percentage	50%	100%	250%

(1)	Electrical Raceway Group Working Capital Days metric and targets shown are the sum total of our North American Electrical Raceway business.
For fiscal year 2019, the personal performance factor modified the amounts earned based on Adjusted EBITDA and working capital days performance as follows:

	Minimum	Target	Maximum
Personal Performance Factor	0%	100%	200%
For fiscal year 2019, the Committee considered the following factors in determining the personal performance factor component for our named executive officers under the AIP: (i) input from the CEO; (ii) personal observation of performance;

and (iii) the named executive officer’s achievement of individual objectives, which included cost management, strategic initiatives and talent development. For fiscal year 2019, personal performance factors for the executive leadership team averaged 101.2%, and ranged from 98% - 103%.
The table below shows the threshold, target and maximum bonus payments set for the named executive officers under the AIP for fiscal year 2019, as well as the actual bonus payments that each of the named executive officers received.
For fiscal year 2020, the Committee has approved the following changes to our Annual Incentive Plan design to meet the evolution of our business strategy and human resource objective. The plan design will 1) place a heavier weighting on corporate and business segment financial performance, 2) narrow the potential range of outcomes for the Personal Performance Factors (PPF) from 0%-200% to 80%-120% to increase recognition and 3) change Group/BU President profit metric weighting from (50% Group/BU EBITDA, 30% Atkore EBITDA) to (40% Group/BU EBITDA, 40% Atkore EBITDA).
Fiscal Year 2019 AIP Bonus Summary
The following tables summarize the calculation of the AIP bonuses earned by our NEOs for fiscal year 2019:

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Atkore Adjusted EBITDA Achievement (%)(1)	Group /Business Unit Adjusted EBITDA Achievement (%)(1)	Atkore Working Capital Days Achievement (%)(1)	Group/Business Unit Working Capital Days Achievement (%)(1)	Bonus Payout % before Personal Performance Factor (A)	Personal Performance Factor (%) (B)	Final Bonus Earned as a % of Target (C) = (A)x(B)
William E. Waltz Jr.	100	160.00	—	0.00	—	128.00	101%	129.28%
David P. Johnson	60	160.00	—	0.00	—	128.00	102%	130.56%
Peter J. Lariviere	65	160.00	138.40	—	0.00	117.20	98%	114.86%
Daniel S. Kelly	60	160.00	—	0.00	—	128.00	100%	128.00%
Mark F. Lamps (2)	50	160.00	125.68	—	0.00	110.94	102%	113.06%

Named Executive Officer	Target Bonus Opportunity ($) (D)	Actual ($) (C)x(D)(4)
William E. Waltz Jr.	700,000	905,000
David P. Johnson	293,550	383,250
Peter J. Lariviere	267,800	307,584
Daniel S. Kelly	219,000	280,313
Mark F. Lamps	170,000	181,106

(1)
The percentages equate to the actual achievement of the relevant financial metric shown in the table of financial metrics in the “Compensation Discussion and Analysis-Annual Incentive Plan Compensation” section above. The financial metrics were interpolated from the percentages that correspond to threshold, target or maximum achievement levels. For example, for all of our NEOs, the 160.00% listed for Adjusted EBITDA is based on the actual achievement of this metric of $323.3 million, which has been interpolated from the 100% payout percentage that would have resulted from achievement of $293.9 million. The group segments and business unit by which our NEOs’ performance was evaluated were: Mr. Lamps, Mechanical Products and Solutions Group, as well as total Atkore and Mr. Lariviere, Cable Solutions business unit.

(2)	Mr. Lamps received a prorated AIP bonus payout for fiscal year 2019. His employment with Atkore began after the beginning of the fiscal year. His date of hire was October 22, 2018.

(3)
All percentages shown in the table above are rounded to two decimal places and actual bonus amounts shown above were calculated using four decimal places. Any differences in bonus amounts shown versus amounts calculated using table percentages are due to rounding.

Long-Term Incentives
During fiscal year 2019, we compensated our named executive officers with equity compensation consisting of stock options, RSUs and PSUs:

•
Options are granted with an exercise price equal to the fair market value (closing price) of our shares on the date of grant, vest ratably over three years and have a term of ten years. We compensate our named executive officers with stock options because we view stock options as inherently performance-based because they only deliver value if our stock price increases from the time of grant.

•
An RSU represents a right to receive a share of Company common stock in the future, if and when the RSU vests. All RSUs granted as part of our annual grant processes vest ratably over three years. We compensate our named executive officers with service-vesting RSUs to provide additional incentives based on the performance of our stock price and to retain our named executive officers during the vesting period.

•
A PSU represents a right to receive a share of Company common stock in the future, if and when the PSU vests. Each award of PSUs is denominated in a target number of our shares, with the number of shares that may be earned ranging from 0% to 200% of the target number based on actual performance against the performance metrics. PSUs vest based on achievement of the following performance criteria, measured during a period of the three fiscal years commencing on October 1, 2018: (i) 30% of each PSU award vests based on the total stockholder return of our stock relative to a group of comparable companies as specified in the PSU award agreement, and (ii) 70% of each PSU award vests based on achievement of cumulative adjusted net income relative to internally-established goals. We grant PSUs to our named executive officers in order to provide incentives to achieve corporate goals that are important to us and our stockholders and to provide appropriate rewards to our executives for achieving those goals.

For the effect of a termination of employment or a change in control of us on these equity awards, see “Potential Payments upon Termination or Change in Control” beginning on page 35.
In fiscal year 2019, our named executive officers received the following grants of equity compensation as part of our normal equity awards procedures (as measured based on the grant date value of such awards):

Name	Equity Awards
	Stock Option ($)(1)	RSU ($)(2)	PSU ($)	Total ($)
William E. Waltz Jr.	3,000,000	425,000	1,275,000	4,700,000
David P. Johnson	125,000	125,000	250,000	500,000
Peter J. Lariviere	128,750	128,750	257,500	515,000
Daniel S. Kelly	112,500	112,500	225,000	450,000
Mark F. Lamps	62,500	332,500	125,000	520,000

(1)
The Stock option grant shown for Mr. Waltz valued at $3,000,0000 was granted upon his promotion to CEO on October 1, 2018. This one-time grant was intend cover the stock option portion of his annual award cycles for fiscal years 2019, 2020 and 2021.

(2)
Mr. Lamps' RSU grant shown valued at $332,500 is the sum of three separate RSU grants throughout fiscal year 2019. Mr. Lamps' received a grant of RSUs valued at $120,000 on November 1, 2018 to cover the buy-out of awards granted prior to his employment with Atkore. He received a promotional grant of RSUs valued at $150,000 on March 1, 2019 in recognition of his promotion to Group President of Mechanical Products & Solutions. The remainder of this RSUs grant was granted as part of the regular annual award cycle.

For fiscal year 2020, the Committee has approved the following changes to the relative Total Shareholder Return (rTSR) allocation of our Performance Share Unit (PSU) Plan design to meet the evolution of our business strategy and human resource objectives. The new PSU plan design will 1) increase the weighting placed on rTSR to 50% from 30% and 2) decrease the maximum payout allowed under the rTSR allocation to 150% of target from 200% of target.
Payout Under the 2017-2019 PSU Performance Cycle
For grants issued in Fiscal 2017, 50% of each NEO's annual target long-term incentive was converted to a target number of PSUs by dividing the intended value by a weighted average stock price calculated as 70% of the Atkore closing stock price as of the date of grant plus 30% of the fair value (under ACS Topic 718) calculation of Atkore stock over the three-year performance period. The fair value calculation was determined by AON Consulting using the closing price of Atkore stock on the date of grant.

For the 2017-2019 performance cycle, our overall performance resulted in a payout 123.8% of the target award, as illustrated in the table below. Our net income was achieved at 97.2% of target, resulting in a net income payout of 92.9% of target. Our rTSR was at the 74th percentile of the performance peer group, resulting in a rTSR payout of 196.0% of target.

Performance Cycle	Net Income Performance (70% Weighting)		rTSR Performance (30% Weighting)		Overall Payout % vs. Target
	Achievement %	Payout %	Percentile Rank %	Payout %
2017 - 2019	97.2%	92.9%	74%	196%	123.8%
Named Executive Officer PSU Distribution
Based on the final payout of 123.8%, the NEOs received the following number of shares of Atkore common stock:

Named Executive Officer	Target Award (# of Shares)	Final Award (# of Shares)
William E. Waltz Jr.	11,019	13,642
David P. Johnson	n/a	n/a
Peter J. Lariviere	11,019	13,642
Daniel S. Kelly	6,419	7,947
Mark F. Lamps	n/a	n/a
Additional information regarding the payouts under the 2017-2019 PSU performance cycle is provided in the Options Exercised and Stock Vested table on page 33.
Equity Awards Procedure
The Committee generally intends to make equity grants at approximately the same time each year (during the first fiscal quarter) following our release of financial information; however, the Committee may choose to make equity awards outside of the annual broad-based grant (e.g., for new hires, employee promotions, company acquisitions or employee retention purposes). It is the Committee’s practice not to grant equity awards when the Company or its subsidiaries possess material non-public information, unless the Committee has considered the potential impact that public disclosure will have on the stock price, and the Committee has made an affirmative decision to go forward with the grant. Stock options may be granted only with an exercise price at or above the fair market value of our stock.
Benefit Plans
Our benefit programs are established based upon an assessment of competitive market factors and a determination of what is needed to attract, retain and motivate high-caliber executives. Our primary benefits for our named executive officers include participation in our broad-based plans: tax-qualified defined contribution 401(k) retirement savings plan, health and dental plans and various insurance plans, including disability and life insurance. Specific to our 401(k) retirement savings plan, we match the contributions of each of our employees, including our named executive officers, at a rate of 50% of the first 6% of the employee’s contributions. Employees and named executive officers are immediately vested in both their individual contributions and company matching contributions. Our executive officers do not currently participate in or have a vested right to any defined benefit pension plans, supplemental executive retirement plans, or “SERP,” or other deferred compensation plans.
Perquisites
The perquisites that we provide to our named executive officers are not considered by our Human Resources & Compensation Committee in determining compensation levels of our named executive officers. These include cell phone stipends, group term life insurance coverage and relocation expenses. Beginning in fiscal year 2019 the Committee implemented two new perquisites; our NEOs now have the opportunity to undergo executive physicals and, obtain financial planning and tax preparation services on an annual basis. For a description of the perquisites paid to our named executive officers, see the Summary Compensation Table below.

Employment and Severance Agreements
None of the named executive officers is currently a party to an employment agreement, offer letter or severance agreement that governs the terms of their post-termination compensation. Although certain other of our named executive officers were previously subject to severance agreements, all of the named executive officers have elected to terminate these arrangements and are now covered under the severance policy adopted in July 2017.
Compensation Risk Assessment
The Committee assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company. We believe we have allocated our compensation among base salary, short-term incentives and long-term equity in such a way as to not encourage excessive risk taking. In fiscal year 2019, the Committee’s compensation consultant, FW Cook, assisted us in a review of potential risks associated with our compensation practices. As part of its review, FW Cook examined the compensation programs for our senior leadership team and concluded, consistent with the conclusions of our Committee, that (1) our compensation programs are well designed to encourage behaviors aligned with the long-term interests of our shareholders, (2) there is an appropriate balance in fixed versus variable pay, cash versus equity, financial and non-financial goals, short-term and long-term measurement periods, and discretion under our compensation programs, and (3) appropriate policies are in place to mitigate compensation risk (including stock ownership guidelines, insider trading prohibition and independent oversight).
Stock Ownership Guidelines
The board has adopted stock ownership guidelines for executive officers of the Company. The board believes that setting these ownership guidelines will enhance an executive officers’ alignment with other stockholders. The Committee expects that these ownership guidelines will be met over time and intends to review executive officer stock ownership levels on an annual basis but has currently not adopted any specific time frame for meeting them.
The ownership guidelines for executive officers are based on a multiple of annual base salary, with the CEO expected to own stock valued at five times his annual salary and other executive officers expected to own stock valued at three times their respective annual salaries. Shares included in the ownership guideline calculation include shares owned by the executive.
Until an executive officer meets the stock ownership requirements set forth above, he or she must retain a specified percentage of after-tax “net profit shares” realized from (i) the exercise of stock options, (ii) the settlement of PSUs and (iii) the vesting of RSUs. Net profit shares are calculated after payment of the stock option exercise price and using the maximum marginal federal, state and local employment and income tax rates. The percentages of the net profit shares required to be retained are as follows:

Participant	Retention Percentage
Chief Executive Officer	75%
All Other Executive Officers	50%
Clawback Policy
In 2017, the board adopted a clawback policy applicable to current and former executive officers of the Company. Although the clawback rules enacted under Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) are not yet effective, the board concluded that having a robust recoupment policy is advisable and in the best interests of the Company and our stockholders, furthers our culture of integrity and accountability and reinforces our pay-for-performance compensation philosophy. The policy was effective as of May 2, 2017 and applies to covered incentive compensation approved, awarded or granted after that date.
Under the clawback policy, in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the board may require reimbursement or forfeiture (on an after-tax basis) of any excess incentive compensation received by any covered executive during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. “Excess incentive compensation” for this purpose means any amount of compensation in excess of the amount that would have been paid based on the restated financial results (using such methods of calculation and estimates as the board determines to be reasonable).
Incentive compensation covered by the clawback policy includes any variable compensation, the vesting of which is based wholly or in part on the attainment of a financial reporting measure, including annual bonuses, stock options, restricted stock units and performance share units. Financial measures covered by the clawback policy include our stock price, total shareholder return and revenue-based and income-based measures, and improvement in working capital days.
The decision of whether to recover compensation under the clawback policy is within the discretion of the board. If the board determines to apply the policy, it may do so by requiring the covered executive to reimburse the Company, pursuing gain realized from the vesting, exercise or settlement of equity awards, offsetting other compensation owed to the covered executive, canceling outstanding awards, or taking other actions permitted by applicable law.
Tax Deductibility of Compensation and Other Company Policies
Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code") imposes a $1 million limit on the amount that a public company may deduct for compensation paid certain of the Company's executive officers who are "covered employees." For compensation arrangements in place as of November 2, 2017, the Section 162(m) limitation did not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by our stockholders. Both our Annual Incentive Plan and our Omnibus Incentive Plan were approved by our stockholders in order to qualify for this exception, in those situations in which we determine the exception advisable to use.
During our fiscal year 2018, the federal legislation referred to as the Tax Cuts and Jobs Act expanded the $1 million deduction limitation to a larger group of "covered employees," including a company's chief financial officer (in addition to the chief executive officer and three other most highly compensated executive officers), plus any individual who has been a "covered employee" in any taxable year beginning after December 31, 2016, and eliminated the "performance based compensation" exception to the Section 162(m) deduction limitations beginning with the next tax year commencing after December 31, 2017 (in the Company's case, beginning with our fiscal year 2019). Because we believe that the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent, we have awarded, and we will also consider awarding, compensation that may not be fully deductible if we determine that the nondeductible compensation is nonetheless in the Company’s best interests and the best interests of its stockholders (for example, service-vesting RSUs).

Executive Compensation Tables
The following table shows information regarding the total compensation paid to the named executive officers for each of our last three completed fiscal years. The compensation reflected for each individual was for their services provided in all capacities to us. Our fiscal year 2019 ended on September 30, 2019.
Summary Compensation Table

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William E. Waltz Jr.	2019	700,000	—	1,700,000		3,000,002	(5)	905,000	29,044	6,334,046
President & Chief Executive Officer	2018	490,385	—	449,991		149,998		640,338	54,991	1,785,703
	2017	419,500	—	1,586,221		128,746		294,439	70,147	2,499,053
David P. Johnson	2019	482,125	—	374,989		125,000		383,250	120,237	1,485,601
Vice President, Chief Financial Officer & Chief Accounting Officer	2018	63,942	—	700,024		—		—	9,893	773,859

Peter J. Lariviere	2019	405,538	—	386,257		128,747		307,584	17,986	1,246,112
President, Cable Solutions	2018	400,000	—	386,239		128,748		216,705	9,748	1,141,440
	2017	369,746	—	1,586,221		128,746		135,337	9,695	2,229,745
Daniel S. Kelly	2019	357,500	—	337,498		112,501		280,313	12,711	1,100,523
Vice President, General Counsel & Corporate Secretary	2018	344,500	—	262,506		87,498		307,833	12,592	1,014,929
	2017	323,700	—	225,012		74,999		106,060	12,262	742,033
Mark F. Lamps	2019	314,904	—	457,521	(6)	62,507		181,106	12,234	1,028,272
Group President, Mechanical Products & Solutions

(1)
The amounts reported in the Stock Awards column reflect the aggregate grant date fair value associated with awards of RSUs and PSUs to each of the NEOs, determined in accordance with FSB ASC Topic 718. See Note 6 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for additional detail regarding assumptions underlying the valuation of our equity awards. The value of the PSUs awarded is subject to the achievement of certain performance criteria over a three-year performance period. For more details see "Compensation Discussion and Analysis, Long-Term Incentives" on page 25.

(2)
The amounts reported in the Option Awards column represent the aggregate grant date fair value associated with option grants to each of the NEOs, determined in accordance with FSB ASC Topic 718. See Note 6 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for additional detail regarding assumptions underlying the valuation of our equity awards. For further information on the stock option grants awarded, see "Grants of Plan-Based Awards" on page 31.

(3)
Amounts reflect annual cash incentive compensation earned under the AIP for the relevant fiscal year. For more information, see “Compensation Discussion and Analysis, Annual Incentive Plan Compensation” on page 22.

(4)	Amounts represent certain perquisites, executive physical, financial planning, retirement and health plan contributions and commuter travel and relocation expenses as shown in the following table .

(5)
Mr. Waltz was granted an award of stock options with a grant date value of $3,000,000 on October 1, 2018. This grant of stock options will vest ratably over a 5 year period with 1/5 vesting on each successive year from the date of grant.

(6)
Mr. Lamps was granted an award of restricted stock units with a grant date value of $120,000. This grant was made on November 1, 2018 and vests ratably over a 3 year period with 1/3 vesting on each successive year from date of grant. Mr. Lamps was also granted a promotional grant of restricted stock units on March 1, 2019 valued at $150,000. This grant of restricted stock units will vest ratably over a 3 year period with 1/3 vesting on each successive year from date of grant. The remainder of Mr. Lamps stock grant had a grant date value of $250,000, $62,500 was delivered in the form of Stock Options which vests ratably over a 3 year period as described above and $187,500 was delivered in the form of RSU and PSU which vests ratably over 3 year period and on a 3 year cliff basis respectively.

All Other Compensation

Name	Year	Perquisites ($)(1)	Executive Physical ($)(2)	Financial Planning Stipend ($)(3)	Retirement Plan Contributions ($)(4)	Health Savings Plan Contributions ($)(5)	Other Expense Payments ($)(6)	Total ($)
William E. Waltz Jr.	2019	4,554	5,336	10,000	8,154	1,000	—	29,044
	2018	2,770			7,952	1,000	43,269	54,991
	2017	2,578			7,724	1,000	58,845	70,147
David P. Johnson	2019	2,754	—	—	11,688	500	105,295	120,237
	2018	330			1,918	—	7,645	9,893
Peter J. Lariviere	2019	1,835	—	7,942	8,209	—	—	17,986
	2018	1,806			7,942	—	—	9,748
	2017	1,654			8,041	—	—	9,695
Daniel S. Kelly	2019	3,147	—	—	8,564	1,000	—	12,711
	2018	3,080			8,512	1,000	—	12,592
	2017	2,974			8,288	1,000	—	12,262
Mark F. Lamps	2019	2,135	4,770	1,100	4,229	—	—	12,234

(1)	Amounts listed include payments and benefits relating to cell phone stipends and group term life insurance coverage.

(2)	Amount reflect the cost of Executive Physical through Northwestern Executive Health.

(3)	Amounts reflect the cost of Executive Financial and Estate Planning; this perquisite is limited to $10,000 per year.

(4)
Amounts reflect matching contributions made on behalf of each named executive officer to our tax-qualified 401(k) retirement savings plan. Amounts shown reflect matching contribution across portions of two calendar years.

(5)	Amounts reflect employer provided contributions made on behalf of each named executive officer to their tax-qualified health savings account plan.

(6)
Amounts for Mr. Waltz reflected employer-paid commuter travel expenses. These expenses have been discontinued for fiscal year 2019 and beyond. Mr. Johnson's payments for fiscal year 2018 and 2019 represent expenses associated with his relocation to Illinois.

Grants of Plan-Based Awards in Fiscal Year 2019
The following table summarizes cash-based awards and equity awards that were granted to each of the named executive officers during fiscal year 2019:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Option (#)(4)	Exercise or Base Price of Option Awards ($/ SH)(5)	Grant Date Fair Value of Stock and Option Awards(6)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

William E. Waltz, Jr.		$350,000	$700,000	$1,750,000
	11/27/2018				35,066	70,132	140,264				$1,275,000
	11/27/2018							23,743			$425,000
	10/1/2018								236,967	$25.91	$3,000,002
David P. Johnson		$146,775	$293,550	$733,875
	11/27/2018				6,876	13,751	27,502				$249,993
	11/27/2018							6,983			$124,996
	11/27/2018								14,881	$17.90	$125,000
Peter J. Lariviere		$133,900	$267,800	$669,500
	11/27/2018				7,082	14,164	28,328				$257,502
	11/27/2018							7,193			$128,755
	11/27/2018								15,327	$17.90	$128,747
Daniel S. Kelly		$109,500	$219,000	$547,500
	11/27/2018				6,188	12,376	24,752				$224,996
	11/27/2018							6,285			$112,502
	11/27/2018								13,393	$17.90	$112,501
Mark F. Lamps		$85,000	$170,000	$425,000
	11/27/2018				3,438	6,876	13,752				$125,006
	11/27/2018							3,495			$62,507
	11/27/2018								7,440	$17.90	$62,496
	11/1/2018							5,926			$120,002
	3/1/2019							6,522			$150,006

(1)
Amounts in these columns represent potential annual performance bonuses that the NEOs could have earned under the AIP for fiscal year 2019. The actual amounts of the awards paid to the NEOs in respect of fiscal year 2019 are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Subject to the achievement of certain performance criteria, represents the potential number of shares that may be issued to the NEO pursuant to the grant of PSU awards made in fiscal year 2019 under the Omnibus Incentive Plan of 2016 (see “Compensation Discussion and Analysis, Long-Term Incentives” beginning on page 25).

(3)
Represents the number of shares subject to RSU awards made in fiscal year 2019 under the Omnibus Incentive Plan of 2016. The RSU awards vest one-third on each of the first, second and third anniversaries of the grant date, contingent on the NEO continuing their employment with the Company through each date.

(4)
Represents the number of shares subject to stock option grants made in fiscal year 2019 under the Omnibus Incentive Plan of 2016. All options granted in fiscal year 2019 to NEOs have a term of ten years from the grant date and vest one-third on each of the first, second and third anniversaries of the grant date, contingent on the NEO continuing their employment with the Company through each date with the exception of those stock options granted to Mr. Waltz on October 1, 2018. This grant of stock options vests one-fifth on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(5)	Represents the exercise price for the option awards, which were determined based on the closing market price of a share of our common stock on the date of grant.

(6)
The aggregate grant date fair value of PSU, RSU and stock option awards was determined in accordance with FASB ASC Topic 718. See Note 6 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for additional detail regarding assumptions underlying the valuation of our equity awards.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following table shows, for each of the named executive officers, all equity awards that were outstanding as of September 30, 2019.

Name	Grant Date	Options Awards(1)					Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Number of Unearned Shares, Units, Other Rights That Have Not Vested (#)	Market Value of Unearned Shares, Units Other Rights That Have Not Vested ($)(4)
William E. Waltz, Jr.	2/24/2014	41,100	—	—	$7.30	2/24/2024
	2/24/2014	137,000	—	—	$7.30	2/24/2024
	5/22/2014	109,600	—	—	$9.12	5/22/2024
	11/30/2016	9,708	4,856	—	$21.45	11/30/2026
	11/28/2017	6,001	12,006	—	$20.01	11/28/2027
	10/1/2018	—	236,967	—	$25.91	10/1/2028
	11/30/2016						2,002	$60,761
	11/28/2017						4,998	$151,689
	9/6/2017						68,846	$2,089,476
	11/27/2018						23,743	$720,600
	11/28/2017								13,630	$413,671
	11/27/2018								70,132	$2,123,506
David P. Johnson	11/27/2018	—	14,881	—	$17.90	11/27/2028
	9/1/2018						10,227	$310,389
	11/27/2018						6,983	$211,934
	11/27/2018								13,751	$417,434
Peter J. Lariviere	10/21/2013	15,400	—	—	$7.30	10/21/2023
	10/21/2013	8,220	—	—	$7.30	10/21/2023
	5/22/2014	21,920	—	—	$9.12	5/22/2024
	11/30/2016	4,854	4,856	—	$21.45	11/30/2026
	11/28/2017	5,151	10,305	—	$20.01	11/28/2027
	11/27/2018	—	15,327	—	$17.90	11/27/2028
	11/30/2016						2,002	$60,761
	11/28/2017						4,290	$130,202
	9/6/2017						68,846	$2,089,476
	11/27/2018						7,193	$218,308
	11/28/2017								11,699	$355,065
	11/27/2018								14,164	$429,877
Daniel S. Kelly	9/9/2013	68,500	—	—	$7.30	9/9/2023
	5/22/2014	109,600	—	—	$9.12	5/22/2024
	11/30/2016	5,655	2,829	—	$21.45	11/30/2026
	11/28/2017	3,500	7,004	—	$20.01	11/28/2027
	11/27/2018	—	13,393	—	$17.90	11/27/2028
	11/30/2016						1,166	$35,388
	11/28/2017						2,916	$88,501
	11/27/2018						6,285	$190,750
	11/28/2017								7,951	$241,313
	11/27/2018								12,376	$375,612
Mark F. Lamps	11/27/2018	—	7,440	—	$17.90	11/27/2028
	11/1/2018						5,926	$179,854
	11/27/2018						3,492	$105,982
	3/1/2019						6,522	$197,943
	11/27/2018								6,876	$208,687

(1)
Stock option awards granted prior to November 30, 2016 vest over a period of five years with one-fifth becoming exercisable on each anniversary of the grant date. Stock option awards granted after November 29, 2016 vest over a period of three years with one-

third becoming exercisable on each anniversary of the grant date. Stock Options granted to Mr. Waltz on October 1, 2018 vest over a period of five years with one-fifth becoming exercisable on each anniversary of the grant date.

(2)
In general, annual RSU grants vest over a period of three years with one-third becoming exercisable on each anniversary of the grant date. RSUs granted to Messrs. Waltz and Lariviere on September 6, 2017 vest on the third anniversary of the grant date. PSUs vest at the end of a three-year performance period.

(3)	RSU market value is determined by multiplying the total number of shares awarded that have not vested times $30.35, the closing price of a share of our common stock on the NYSE on September 30, 2019.

(4)	PSU market value is determined by multiplying the total number of shares awarded that have not vested times $30.35, the closing price of a share of our common stock on the NYSE on September 30, 2019.
Option Exercises and Stock Vested in Fiscal Year 2019
The following table shows, for each of the named executive officers, stock options exercised and stock awards vesting that were outstanding as of September 30, 2019.

Name	Options Awards(1)		Stock Awards(2)
	Number of Shares Acquired on Exercise (#)	Option Exercise Price ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William E. Waltz, Jr.	—	$—	18,140	$507,483
David P. Johnson	—	$—	15,340	$445,013
Peter J. Lariviere	12,000	$208,301	17,786	$500,028
Daniel S. Kelly	—	$—	10,570	$295,685
Mark F. Lamps	—	$—	—	$—

(1)	Stock options exercised by Mr. Lariviere were paid out in both cash and shares of Atkore common stock; Mr. Lariviere received $208,301 in cash and retained 2,360 shares of Atkore common stock.

(2)
Stock awards are in the form of RSUs and PSUs vested during fiscal year 2019. RSU value realized on vesting is the actual amount realized after taxes. PSU value realized is an estimated value based on the estimated performance as of September 30, 2019 and the closing price of Atkore common stock as on September 30, 2019. PSU performance is not finalized until Board of Director approval at our November Board Meeting.

Employment Agreements and Offer Letters
None of our named executive officers is currently a party to an employment agreement, an offer letter or a severance agreement that governs the terms of their post-termination compensation. All of our named executive officers are covered under the severance policy adopted by us in July 2017.
In July 2017, we adopted a Severance and Retention Policy for Senior Management for the benefit of our named executive officers and certain other executive officers of the Company. Participation in the severance policy is voluntary, and if a participant who is subject to an employment agreement or offer letter elects to be covered by the severance policy, that employment agreement or offer letter would be superseded by the severance policy. To date, all of our named executive officers have elected to be covered under the policy.
Under the Policy, a Participant is entitled to receive severance payments and termination benefits upon a future termination of the Participant’s employment by the Company without “cause” or by the Participant with “good reason” (each, a “qualifying termination”). These payments and termination benefits include:

•
a severance payment equal to the sum of (x) the Participant’s then-current base salary times a “severance multiple” (described below) plus (y) the average of the Participant’s three most recent annual bonuses times the severance multiple;

•
a pro-rated annual bonus payment for the fiscal year in which the termination occurs, based on actual performance of Company metrics and target performance of individual metrics, and payable in a lump sum on the date of payment of annual bonuses generally; and

•
to the extent the Participant elects COBRA continuation coverage, the provision of such coverage at active-employee rates for a period equal to the lesser of 18 months or the number of months (of severance) to which the Participant would be entitled after applying the severance multiple

The severance multiples under the severance policy depend on whether the qualifying termination occurs before or after a change in control of us:

Participant	If the qualifying termination occurs prior to a change in control:	If the qualifying termination occurs within 24 months following a change in control:
CEO	2.0	2.5
Other NEOs	1.0	1.5
The severance payment will be paid in a number of monthly installments equal to the number of months that comprise the severance multiple (e.g., if the severance multiple is 1, the number of monthly installments would be 12), except that, if the termination occurs after a change in control, the severance payment will be paid in a lump sum to the maximum extent practicable under applicable law. If any payments to a participant under the severance policy trigger "golden parachute" excise taxes under Section 4999 of the Internal Revenue Code, the payments would be reduced if the reduction is better for the participant on an after-tax basis, and none of our employees is entitled to be made whole for these taxes under any circumstances.
The severance policy includes customary restrictive covenants that apply for a period based on the applicable severance multiple (and so determined whether or not the termination is a qualifying termination). In order to receive the severance payments and termination benefits under the severance policy, the participant must execute a release of claims and comply with the applicable restrictive covenants.
CEO Promotion Agreement
In connection with Mr. Waltz's promotion to the position of President and CEO, his base salary increased to $700,000 and his bonus eligible target under the AIP was increased to 100% of base salary and will be measured using applicable corporate performance factors. The Company also granted the anticipated stock option portion of Mr. Waltz's equity grants for the 2019, 2020 and 2021 annual award cycles, valued at $3,000,000 as part of his promotion to President and CEO. Mr. Waltz will continue to participate in the Company’s compensation and benefits programs on the same terms as he did prior to his promotion.
Pension Benefits and Non-Qualified Deferred Compensation
Our named executive officers do not currently participate in any tax-qualified or non-qualified defined benefit pension plans, and we do not currently sponsor any non-tax qualified deferred compensation plans. Our named executive officers do participate in our tax-qualified 401(k) retirement savings plan, under which we match the contributions of each of our employees, including our named executive officers, at a rate of 50% of the first 6% contributed by each employee. Employees and named executive officers are immediately vested in the matching contributions. Matching contribution amounts can be found in the “All Other Compensation” table under the heading “Retirement Plan Contributions.”

Potential Payments upon Termination or Change in Control
The following table summarizes the severance benefits that would have been payable to each of the named executive officers upon termination of their employment or the occurrence of a change in control, assuming that (1) the triggering event or events occurred on September 30, 2019, (2) payment is made to the relevant individual under our severance policy described above and (3) for equity awards, the relevant share price was the closing price of our common stock on September 30, 2019, which is the last day of fiscal year 2019 for which public stock prices are available ($30.35). The specific benefits that would have been payable are further described in the footnotes following the table. For purposes of this table, “retirement” is deemed to occur on a voluntary termination under the "Rule of 65," after an individual’s age and years of service equal or exceed 65 (and subject to a six month advance notice requirement). Currently, Mr. Kelly is the only named executive officer who is eligible for retirement.

Name / Form of Compensation	Change in Control ($)	With Cause ($)	Without Cause or With Good Reason ($)	Resignation ($)	Death or Disability ($)	Retirement ($)
William E. Waltz, Jr.(1)
Severance	4,171,609	—	3,516,483	—	895,979	—
Benefit & Perquisite Continuation	44,741	—	44,741	—	—	—
Continued Vesting of Equity Awards(2)(3)	13,699,087	—	—	—	7,118,623	—
David P. Johnson(1)
Severance	1,673,213	—	1,240,720	—	375,735	—
Benefit & Perquisite Continuation	23,654	—	19,269	—	—	—
Accelerated Vesting of Equity Awards(2)(3)	1,124,934	—	—	—	1,124,934	—
Peter J. Lariviere(1)
Severance	1,264,813	—	947,829	—	313,861	—
Benefit & Perquisite Continuation	18,711	—	15,974	—	—	—
Accelerated Vesting of Equity Awards(2)(3)	5,064,974	—	—	—	3,958,709	—
Daniel S. Kelly(1)
Severance	1,174,916	—	876,715	—	280,313	—
Benefit & Perquisite Continuation	30,995	—	24,163	—	—	—
Accelerated Vesting of Equity Awards(2)(3)	5,382,976	—	—	—	1,390,723	1,390,723
Mark F. Lamps(1)
Severance	953,888	—	695,110	—	177,555	—
Benefit & Perquisite Continuation	23,867	—	19,411	—	—	—
Accelerated Vesting of Equity Awards(2)(3)	785,094	—	—	—	785,094	—

(1)
Under the terms of our severance policy, if the employment of a named executive officer is terminated without “cause” or for “good reason,” he is eligible to receive (1) a multiple of his base salary and prior years’ bonuses, (2) a pro rata bonus for the year of termination, and (3) continued health and welfare insurance benefits at active employee rates for 18 months post-termination. The applicable multiples are described above, see “Employment Agreements and Offer Letters.” In the “Severance” row of the table, the amount in the “Change in Control” column includes only the incremental value that would be paid to the named executive officer in the event of a qualifying termination following a change in control arising from the application of the higher multiple (i.e., the named executive officer would also receive the amount in the “Without Cause or With Good Reason” column). For all of the NEOs (other than Mr. Waltz), the “Benefit & Perquisite Continuation” row also includes the estimated $10,500 cost of outplacement services that would be provided to the NEO.

(2)	The effect of a termination of employment prior to a change in control on outstanding equity awards is as follows:

•
Options. Options vest in full on termination due to the holder’s death or permanent disability. In addition, options granted after our IPO continue to vest due to the holder’s retirement (subject to compliance with applicable restrictive covenants). On any other termination of employment, unvested options are forfeited.

•
RSUs. RSUs vest in full on termination due to the holders’ death or permanent disability and continue to vest due to retirement (subject to compliance with applicable restrictive covenants). On any other termination of employment,

RSUs are forfeited, except that the special retention RSUs granted to Messrs. Waltz and Lariviere vest on a pro rata basis upon the holder’s termination without cause.

•
PSUs. Upon the holders’ death, permanent disability or retirement, a number of PSUs will vest based on actual performance during the entire performance period (as if the holder were employed for the full performance period), pro-rated for the period of actual employment during the performance period. (For retirement vesting to occur, the holder must be employed for at least six months of the performance period and must remain in compliance with applicable restrictive covenants.) On any other termination of employment, PSUs are forfeited. For purposes of the “Death or Disability” column, we have assumed pro rata vesting based on the target number of PSUs rather than actual performance.

The effect of a change in control on outstanding equity awards is as follows:

•
Options and RSUs. In the event of a change in control, outstanding RSUs and options will be converted into economically equivalent awards with (1) an equivalent or better vesting schedule and (2) accelerated vesting on a termination without cause or a constructive termination with “good reason” within two years following the change in control. If not so converted, the outstanding RSUs and options will be fully vested and canceled for a cash payment equal to the price paid per share in the change in control (less, in the case of options, the strike prices of the options).

•
PSUs. In the event of a change in control, our Omnibus Incentive Plan provides that the PSUs will be converted into time-vesting RSUs that vest based on continued service over the remainder of the performance period. The number of RSUs resulting from this conversion is based on either the target number of PSUs or actual performance measured against the performance goals, and in either case prorated based on service for the elapsed portion of the performance period through date of the change in control. These RSUs may then be converted into alternative awards with the features described in the immediately preceding paragraph (i.e., accelerated vesting on a termination without cause or a constructive termination with “good reason” within two years following the change in control), and if not so converted will be fully vested and canceled for a cash payment equal to the price paid per share in the change in control.

(3)
For purposes of the “Accelerated Vesting of Equity Awards” row and the “Change in Control” column, we have assumed that (1) a change in control occurred on September 30, 2019, which is the last day of the fiscal year for which public stock prices are available, (2) PSUs were converted into RSUs based on the target number, rather than based on actual performance, and (3) the RSUs resulting from such conversion, as well as all other RSUs and all options, were fully vested and canceled for cash at the closing stock price on that date ($30.35) (minus, in the case of options, the applicable exercise price).

Director Compensation
Our non-employee directors are paid an annual retainer fee of $80,000, which is paid on a quarterly basis as of the beginning of the "Board Calendar" year, which begins as of the date of the annual meeting of stockholders each year. In addition, the chairperson of the board receives an additional cash retainer of $100,000, the chairperson of the Audit Committee receives an additional annual cash retainer of $20,000, the chairperson of the Human Resources & Compensation Committee receives an additional annual cash retainer of $15,000 and the chairperson of the Nominating and Governance Committee receives an additional annual cash retainer of $10,000.
Beginning with the 2019 Board Calendar year, which began on the date of the 2019 Annual Meeting of Stockholders, we changed the compensation of our non-employee directors by replacing the prior policy of one-time grants of RSUs with an annual equity award of RSUs with a value at the time of grant equal to $110,000. RSUs will generally be subject to a one-year vesting schedule based on the director’s continued service.
The board has adopted stock ownership guidelines for its members. The board believes that setting these ownership guidelines will enhance directors’ alignment with other stockholders. The Committee expects that these ownership guidelines will be met over time and intends to review director stock ownership levels on an annual basis, but has not yet adopted any specific time frame for directors to meet the ownership guidelines.
Under the ownership guidelines, members of the board are expected to hold stock valued at five times the annual cash retainer. The annual cash retainer is currently set at $80,000, resulting in a current expectation to hold stock valued at $400,000.

Until a director meets the stock ownership requirements set forth above, he or she must retain a specified percentage of after-tax “net profit shares” realized from the vesting of RSUs. Net profit shares are calculated after payment of the stock option exercise price and using the maximum marginal federal, state and local employment and income tax rates. The percentages of the net profit shares required to be retained are as follows:

Participant	Retention Percentage
Non-employee Directors	100%
The compensation paid to our non-employee directors quantified in the table below reflects payments and grants made by the Company during fiscal year 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael V. Schrock	146,417	110,000	—	—	—	256,417
A. Mark Zeffiro	98,750	110,000	—	—	—	208,750
Jeri L. Isbell	93,750	110,000	—	—	—	203,750
William R. VanArsdale	78,750	110,000	—	—	—	188,750
Scott H. Muse	88,750	110,000	—	—	—	198,750
Justin A. Kershaw	78,750	110,000	—	—	—	188,750
Wilbert W. James, Jr.	78,750	110,000	—	—	—	188,750
Betty Johnson	78,750	110,000	—	—	—	188,750

(1)
Each of the Company's Directors were granted 4,683 RSUs at a par share value of $23.49. The amount above reflects the grant date fair value of the stock awards, determined in accordance with FASB ASC Topic 718. See Note 6 "Stock Incentive Plan" to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for additional detail regarding assumptions underlying the valuation of our equity awards.

(2)
As of September 30, 2019, the outstanding equity awards held by our non-employee directors included, for: Mr. Schrock, 4,683; Mr. Zeffiro, 15,643; Ms. Isbell, 16,572; Mr. VanArsdale, 16,572; Mr. Muse, 16,572; Mr. Kershaw, 8,960; Mr. James, 8,960; and Ms. Johnson, 7,239.

CEO Pay Ratio
We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our President and CEO as required by Item 402(u) of Regulation S-K. We identified our median employee using our global population of approximately 3,875 regular and temporary employees, and Mr. Waltz as our CEO, in each case as of June 30, 2019 in accordance with applicable SEC rules. In compliance with the "de minimis" exemption of Item 402(u), we excluded all employees in three countries totaling 187 employees (approximately 4.8% of our total workforce of 3,875). Employees in the following countries were excluded:

Country	Headcount
China	102
New Zealand	54
Russia	31
As a result, our pay ratio includes 3,875 of our employees in over five countries. IRS Form W-2 or W-2 equivalent earnings is our consistently applied compensation measure used to identify the median employee. This earnings definition provides an accurate depiction of total earnings for the purpose of identifying our median employee. W-2 equivalent earning for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on October 1, 2018 which is the beginning of our 2019 fiscal year. No cost of living adjustments were applied in our methodology. Our median employee’s total compensation of $43,472 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table. Mr. Waltz’s total compensation for purposes of this disclosure is $6,334,046 (which includes a one-time grant of stock options valued at $3,000,000 for his promotion to CEO).
Accordingly, our CEO to Employee Pay Ratio is 146:1. This ratio would be 77:1 with the exclusion of the one-time stock option grant made to Mr. Waltz's upon his promotion to CEO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of December 3, 2019 with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current executive officers and directors as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Percentage computations are based on approximately 47,165,549 shares of our common stock outstanding as of December 3, 2019.
Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o Atkore International Group Inc., 16100 South Lathrop Avenue, Harvey, Illinois 60426.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent (%)
Vanguard Group Inc.(1)	5,128,312	10.86%
BlackRock, Inc.(2)	3,241,224	6.9%
Wells Fargo & Company(3)	2,430,831	5.15%
William E. Waltz Jr.(4)	341,629	*
David P. Johnson	16,641	*
Mark F. Lamps(4)	2,871	*
Peter J. Lariviere(4)	123,168	*
LeAngela W. Lowe(4)	20,122	*
Daniel S. Kelly(4)	209,695	*
Michael V. Schrock(5)	9,215	*
Jeri L. Isbell(5)	19,925	*
Justin A. Kershaw(5)	13,086	*
Wilbert W. James Jr.(5)	13,086	*
Betty R. Johnson(5)	7,239	*
Scott H. Muse(5)	19,925	*
William R. VanArsdale(5)	19,925	*
A. Mark Zeffiro(5)	23,273	*
All current directors and executive officers as a group (14 persons)(4)(5)	839,800	1.78%

*	Less than one percent.

(1)
According to the Schedule 13G/A filed by Vanguard Group Inc. ("Vanguard"), as of February 11, 2019, Vanguard beneficially owned 5,128,312 shares of our common stock. Vanguard reported sole voting power with respect to 83,067 shares, shared voting power with respect to 2,472 shares, sole dispositive power with respect to 5,047,289 shares and shared dispositive power with respect to 81,023 shares. The address for Vanguard Group Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(2)
According to the Schedule 13G filed by BlackRock, Inc. ("BlackRock"), as of February 8, 2019, BlackRock beneficially owned 3,241,224 shares of our common stock. BlackRock reported sole voting power with respect to 3,026,475 shares and sole dispositive power with respect to 3,241,224 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)
According to the Schedule 13G filed by Wells Fargo & Company. ("Wells Fargo"), as of January 22, 2019, Wells Fargo beneficially owned 2,430,831 shares of our common stock. Wells Fargo reported sole voting power with respect to 43,173 shares, shared voting power with respect to 1,856,561 shares, sole dispositive power with respect to 43,173 shares and shared dispositive power with respect to 2,387,658 shares. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94163.

(4)
Includes shares which the current executive officers had the right to acquire prior to December 3, 2019 through the exercise of stock options or vesting of RSUs: Mr. Waltz, 261,660; Mr. Johnson, 4,960; Mr. Lamps, 0; Mr. Lariviere, 70,661; Mrs. Lowe, 14,727; and Mr. Kelly, 198,049. All current executive officers as a group had the right to acquire 550,057 shares prior to December 3, 2019 through the exercise of stock options or vesting of RSUs and PSUs.

(4)
Includes RSUs granted to the directors for board service that will vest at the earlier of 1 year or the date of Annual Meeting next following the date of grant: Mr. Schrock, 4,683 RSUs, Ms. Isbell, 4,683 RSUs, Mr. Kershaw, 4,683 RSUs, Mr. James, 4,683 RSUs, Ms. Johnson, 4,683 RSUs, Mr. Muse, 4,683 RSUs, Mr. VanArsdale, 4,683 RSUs, and Mr. Zeffiro, 4,683 RSUs.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish such reports to the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2019, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons, except that, due to an administrative error, the Company did not timely file a Form 4 for a Section 16 officer reflecting the Company's withholding securities incident to the vesting of RSUs for payment of tax liabilities on September 1, 2019. This Form 4 was filed with the SEC on November 8, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board has approved policies and procedures with respect to the review and approval of certain transactions between us and a “Related Person,” or a “Related Person Transaction,” which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, our board, acting through our Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any Related Person Transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Atkore or a nominee to become a director of Atkore; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
Transactions with Related Parties
The Company is not aware of any related party transactions during fiscal year 2019.

REPORT OF THE AUDIT COMMITTEE
The principal purpose of the Audit Committee is to assist the board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Deloitte & Touche LLP, our independent registered public accounting firm for fiscal year 2019, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2019 with management and with Deloitte & Touche LLP. These audited financial statements are included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019.
The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
The Audit Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and Touche LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2019 for filing with the SEC.
The Audit Committee
A. Mark Zeffiro (Chairperson)
Jeri L. Isbell
Betty R. Johnson
Scott H. Muse
This Report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL 1: ELECTION OF DIRECTORS
The following individuals, all of whom are currently serving on our board, are nominated for election this year as Class I directors:

•	Betty R. Johnson

•	William E. Waltz, Jr.

•	A. Mark Zeffiro
If elected, each of these individuals will serve as a Class I director until the 2021 Annual Meeting and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. In the event that any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class I director.
The relevant experiences, qualifications, attributes or skills of each nominee that led our board to recommend the above persons as a nominee for director are described above in the section entitled “The Board of Directors and Corporate Governance.”
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE CLASS I NOMINEES LISTED ABOVE.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As a result of the Dodd-Frank Act, and in accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. At the Company’s annual meeting of stockholders on March 7, 2017, holders of a majority in aggregate principal amount of shares entitled to vote considered and approved a proposal that the Company put to vote a Say on Pay proposal each year.
As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the Human Resources & Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Human Resources & Compensation Committee strives to (i) attract and retain highly motivated, qualified and experienced executives, (ii) focus the attention of the named executive officers on the strategic, operational and financial performance of the Company, and (iii) encourage the named executive officers to meet long-term performance objectives and increase stockholder value. To do so, the Human Resources & Compensation Committee uses a combination of short- and long-term incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success and who are responsible for effectively managing our operations in a way that maximizes stockholder value. It is always the intention of the Human Resources & Compensation Committee that our executive officers be compensated competitively with the market and consistently with our business strategy, sound corporate governance principles, and stockholder interests and concerns. We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers are reasonable and not excessive.
For these reasons, the board is asking stockholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Tables” section of this proxy statement.
As an advisory vote, Proposal 2 is not binding on our board or the Human Resources & Compensation Committee, will not overrule any decisions made by our board or the Human Resources & Compensation Committee, or require our board or the Human Resources & Compensation Committee to take any specific action. Although the vote is non-binding, our board and the Human Resources & Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE ATKORE INTERNATIONAL GROUP INC.
2020 OMNIBUS INCENTIVE PLAN

The board of directors recommends that stockholders approve the Atkore International Group Inc. 2020 Omnibus Incentive Plant (the "2020 Plan"). The 2020 Plan was approved by the board on November 21, 2019, subject to stockholder approval, and, upon its approval by shareholders, will replace the Atkore International Group Inc. 2016 Omnibus Incentive Plan (the "2016 Plan"). As described further below, the maximum number of shares reserved for issuance under the 2020 Plan is the sum of 1,100,000 plus the number of shares of common stock available for awards under the 2016 Plan as of the date of the Annual Meeting. As of December 3, 2019, there were approximately 1,516,828 shares of common stock that remained available for future awards under the 2016 Plan and which will cease to be available for future awards under the 2016 Plan if the 2020 Plan is approved by stockholders. If the 2020 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. The adoption of the 2020 plan will have no effect on outstanding awards granted under the 2016 Plan.

The purposes of the 2020 Plan are to:

•
To further the growth, development and financial success of Atkore International Group Inc. (the “Company”) and its Subsidiaries, by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries by assisting them to become owners of Company common stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries; and

•
To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company common stock pursuant to the Awards granted hereunder.

Under the 2020 Plan, the Company may grant:

•	nonqualified stock options;

•	incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, with nonqualified stock options, “Options”);

•	stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”);

•	stock awards in the form of restricted stock, restricted stock units, or other stock awards (“Stock Awards”);

•	deferred share units;

•	dividend equivalents; and

•	cash-based or stock-based performance awards.

As of December 3, 2019, approximately 160 employees and consultants and eight non-employee directors would be eligible to participate in the 2020 Plan; however, historically approximately 140 people received grants of equity incentive awards from the Company, and the Company would expect generally the same level of participation in the future.

On December 3, 2019, the closing sale price per a share of common stock as reported on the NYSE was $40.92.

Plan Highlights

Some of the key features of the 2020 Plan are as follows:

•	The 2020 Plan will be administered by the Human Resources & Compensation Committee of the board or a subcommittee thereof, comprised entirely of independent directors;

•	Options and SARs may not be repriced, exchanged for another award, or exchanged for cash at a time when they are underwater, without stockholder approval; and

•	Awards granted under the 2020 Plan are subject to the Company's clawback policy and hedging policies in place for all stock awards.

•
Because of a change to Section 162(m) of the Internal Revenue Code, the 2020 Plan no longer includes individual grant limitations for award.  However, like the 2016 Plan, the 2020 Plan continues to provide that the aggregate value of cash compensation and the grant date fair value of shares of common stock that may be granted during any fiscal year of the Company to any non-employee director will not exceed $500,000 (this limitation is unrelated to Section 162(m)).

Additionally, some of the key features of the 2020 Plan that differ from the 2016 Plan are as follows:

•	Payment of dividends or dividend equivalent rights with respect to unvested awards is prohibited;

•
“Liberal share recycling” with respect to Options and SARs is prohibited - meaning that the 2020 Plan does not permit the Company to grant new awards from shares delivered to or withheld by the Company to pay the exercise price of an Option or withholding taxes relating to the exercise of an Option or SAR, or shares repurchased by the Company on the open market with the proceeds of an Option exercise; and

•	A minimum vesting period of at least 12 months is required for awards, with limited exceptions.

Additional Information on Outstanding Awards and Historical Grants

The following provides additional information on the total equity compensation awards outstanding and total grants made in prior years.

Overhang
The following table provides certain additional information regarding total awards outstanding on December 3, 2019 under the 2016 Plan and all prior plans.

As of December 3, 2019
Number of Outstanding Options	1,653,829
Weighted average exercise price of outstanding Options	$14.49
Weighted average remaining term of outstanding Options	5.9
Number of outstanding full-value awards under 2016 Plan	1,040,402
Number of outstanding full-value awards outside 2016 Plan (grants to former employees)	—
Shares available for grant under 2016 Plan	1,516,828
Total number of shares of common stock outstanding	47,165,549
Per-share closing price of common stock as reported on NYSE	$40.92

Burn Rate
The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal year 2019	Fiscal year 2018	Fiscal Year 2017
Number of Options granted	341,876	185,173	170,812
Number of restricted shares (RSUs) granted	323,724	301,047	421,465
Number of full-vested shares granted to directors	37,464	32,750	21,664
Number of fully-vested shares granted to executives in payment of portion of annual bonus	—	—	—
Number of performance shares(PSUs) earned(1)	162,479	—	—
Total Share Usage	865,543	518,970	613,941
Weighted-average number of shares of common stock outstanding (000s)	46,576,535	51,790,872	63,419,617
Burn Rate (Options, RSUs, director/bonus shares, and earned PSUs)	1.86%	1.00%	0.97%
Three year average Burn Rate	1.28%	—	—

(1)

	Fiscal year 2019	Fiscal year 2018	Fiscal Year 2017
Target Performance Shares Granted	242,295	214,902	184,018
Performance Shares Earned	162,479	—	—

The Company carefully monitors the rate at which we use the shares authorized for issuance under our equity compensation program and the program’s impact on shareholder dilution, and our historical and expected future usage were taken into account when we determined the number of shares to be reserved for issuance under the 2020 Plan. If this Proposal 3 is approved by our stockholders, the Company expects the share reserve under the 2020 Plan to last us for 5 years based upon our historical 3-year average burn rate. However, expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity; the rate at which shares are returned to the 2020 Plan’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. The potential dilution to our shareholders resulting from the 2020 Plan as of December 3, 2019, is approximately 11.2%, calculated as the sum of the shares subject to outstanding awards plus shares available for future awards under the Prior Plan plus the incremental share request under the 2020 Plan (collectively, the “numerator”) divided by the sum of the numerator and basic common shares outstanding, with all data as of December 3, 2019. We consider the potential dilution reasonable and necessary to realize the intended purposes of the 2020 Plan and our compensation programs

Description of the 2020 Plan

A description of the material provisions of the 2020 Plan is set forth below. The statements made in this Proposal 3 concerning terms and provisions of the 2020 Plan are summaries and do not purport to be a complete recitation of the Omnibus Incentive Plan provisions. These statements are qualified their entirety by express reference to the full text of the plan document, a copy of which is attached to this Proxy Statement as Annex A and incorporated herein by reference.

Administration
The 2020 Plan will be administered by a committee (the “Committee”) designated by the board, or a subcommittee of such committee, consisting of two or more members of the board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NYSE. It is currently anticipated that the Human Resources & Compensation Committee will administer the 2020 Plan for all grants.

Subject to the terms of the 2020 Plan, the Committee will have the authority, among other things, to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Committee will also have authority to establish rules and regulations for administering the 2020 Plan and to decide questions of interpretation or application of any provision of the 2020 Plan.

The Committee may delegate some or all of its power and authority under the 2020 Plan to the board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Available Shares
Subject to the capitalization adjustment provisions included in the 2020 Plan, the number of shares of common stock that will initially be available for awards under the 2020 Plan will be the sum of 1,100,000 million, plus the number of shares of common stock available for awards under the 2016 plan as of the date of the Annual Meeting. As of December 3, 2019, 1,516,828 shares were available for awards under the 2016 Plan. Thus, assuming that there were no additional grants or forfeitures between the December 3, 2019 record date and the date of the Annual Meeting, 2,616,828 shares will initially be available for awards under the 2020 Plan.

Shares of common stock subject to an outstanding Option, free-standing SAR, Stock Award, or performance award granted under the 2020 Plan or a prior plan that are not issued or delivered after the effective date of the 2020 Plan by reason of (i) the expiration, termination, cancellation or forfeiture of such award or (ii) the settlement of such award in cash, will again be available under the 2020 Plan. Shares of common stock subject to an award under the 2020 Plan will not again be available for issuance under the 2020 Plan if such shares are (a) shares that were subject to an Option or SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or withholding taxes relating to an Option or SAR or (c) shares repurchased by the Company on the open market with the proceeds of an Option exercise. Shares of common stock subject to an award granted under this Plan or the Prior Plan that were delivered to or withheld by the Company after the effective date of the 2020 Plan to pay the withholding taxes related to a Stock Award or stock-based performance award will again be available for issuance under the 2020 Plan.

Change of Control
Unless otherwise expressly provided in an award agreement, in the event of a change of control pursuant to which the outstanding awards are not replaced with replacement awards, the following will occur upon such change of control with respect to any such awards outstanding as of such Change in Control: (i) each outstanding Option and SAR held by such holder will be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price (as defined in the 2020 Plan) over the applicable option price; (ii) the restriction period applicable to each outstanding Stock Award held by such holder will lapse, all such awards shall vest and become nonforfeitable and be canceled in exchange for a payment equal to the Change in Control Price; (iii) performance awards (unless otherwise expressly provided in the applicable award agreement) will be (a) prorated based on the elapsed time between grant date and the date of change in control and (b) modified to remove any performance goals, and, instead, the performance awards will continue to vest based on the participant's continued service through the date that the performance goals would have been measured had there not been a change in control; and (iv) the board may require that the awards be settled in cash or shares.

Under the terms of the 2020 Plan, a change of control is generally defined as: (i) any person is or becomes the beneficial owner of more than 30% of the then outstanding voting shares of the Company; (ii) the merger, consolidation or other similar transaction involving the Company, as a result of which any Persons who were holders of voting securities of the Company immediately prior to such merger, consolidation or similar transaction do not immediately thereafter beneficially own in substantially the same relative proportions as immediately prior to such transaction more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iii) an unapproved change in the majority composition of the board within a 24-month period; (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (v) the sale or disposition by the Company of all or substantially all of the Company’s assets.

Effective Date, Termination and Amendment
If approved by our stockholders at the Annual Meeting, the 2020 Plan will become effective as of the date of such stockholder approval, and will terminate as of the tenth anniversary of the date that the board approved the adoption of the 2020 Plan, unless earlier terminated by the board. The board may amend the 2020 Plan as it deems advisable, subject to stockholder approval if (i) required by applicable law, rule or regulation, or rule of the NYSE or (ii) the board seeks to modify the Option and SAR repricing or discounting provisions in the 2020 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Minimum Award Vesting Period
Awards granted under the 2020 Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Replacement Awards; (ii) Shares delivered in respect of fully vested and earned cash obligations for prior periods of service and/or prior performance; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders; and (iv) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan; and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.

Prohibition of Dividends and Dividend Equivalent on Unvested Awards
In no event shall dividends or dividend equivalents be paid with respect to Options or SARs, and any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that the Award is outstanding shall provide that such dividends or dividend equivalents either (i) shall not be paid or credited with respect to such Award prior to the vesting thereof or (ii) shall be credited and shall accumulate during the period that the related Award is unvested but shall not be payable unless the related Award (or portion thereof) vests and shall be forfeited to the extent that the related Award (or portion thereof ) is forfeited.

Non-Transferability
The 2020 Plan restricts the ability of an award holder from transferring awards granted under the 2020 Plan other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the award agreement, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration.

Options and SARs
The 2020 Plan provides for the grant of nonqualified stock options, incentive stock options and SARs. The Committee will determine the conditions to the exercisability of each Option and SAR.

Each Option will be exercisable for no more than ten (10) years after its date of grant (unless a longer period is set forth in an award agreement), unless the Option is an incentive stock option and the optionee owns at the time of grant greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the Option will be exercisable for no more than five (5) years after its date of grant.

Each SAR will be exercisable for no more than ten (10) years after its date of grant (unless a longer period is set forth in an award agreement), except that no tandem SAR may be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option; provided, however, that if a SAR exercise would violate applicable securities laws, the SAR will be exercisable no more than 30 days after the exercise of the SAR first would no longer violate applicable securities laws. The Committee may, in its discretion, establish performance measures which may be satisfied or met, in each case as a condition to the grant or exercisability of a SAR. Except in the case of substitute awards granted in connection with a Corporate Event, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a Tandem SAR will be the purchase price of the related Option. The Committee will determine in an award agreement whether a SAR will be stock or cash-settled. An exercisable SAR, or portion thereof, may be exercised, in the case of a tandem SAR, only with respect to whole shares of common stock and, in the case of a free-standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of restricted stock, a certificate will be issued in accordance with the terms of the plan governing restricted stock awards, or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted. Prior to the exercise of a stock-settled SAR, the holder of the SAR will have no rights as a stockholder of the Company with respect to the shares of common stock subject to the SAR.

Subject to the adjustment provisions set forth in the 2020 Plan, neither the board nor the Committee may, without the approval of the Company’s stockholders, (i) reduce the purchase price or base price of any previously granted Option or SAR, (ii) cancel any previously granted Option or SAR in exchange for another Option or SAR with a lower purchase price or base price or (iii) cancel any previously granted Option or SAR in exchange for cash or another award if the purchase price of such Option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, other than in connection with a change of control or the adjustment provisions of the 2020 Plan.

Stock Awards
The 2020 Plan provides for the grant of Stock Awards. The Committee may grant a Stock Award either as a restricted stock award, restricted stock unit award or other stock award.

The Committee will determine the number of shares of common stock subject to a restricted stock unit award or a restricted stock award and the restriction period, performance period and performance measures applicable to such award (if any). The agreement relating to a restricted stock award or a restricted stock unit award will provide, in a manner determined by the Committee, in its discretion and subject to the provisions of the 2020 Plan, for the vesting of shares of common stock subject to such restricted stock award or the vesting of such restricted stock unit award, (i) if the holder of such award remains continuously in the employment or service of the Company during the specified restriction period; and (ii) if specified performance measures (if any) are satisfied or met during a specified performance period, and for the forfeiture of the shares of common stock subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified restriction period or (y) if specified performance measures are not satisfied or met during a specified performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of shares of common stock. Notwithstanding the foregoing, distributions or dividends with respect to shares of common stock, including a regular cash dividend, will be deposited with the Company and subject to the same restrictions as the shares of common stock with respect to which such distribution or dividend was made.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock or cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit award, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

The Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including without limitation shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as will be determined by the Committee. The Committee will determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any dividend equivalents with respect to an award will be subject to the same vesting conditions as the underlying award.

Performance Awards
The 2020 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Committee, for the vesting of such performance award, if the specified performance measures are satisfied or met during the specified performance period, and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. An award agreement will specify whether the holder will be entitled to dividends or dividend equivalents, provided that dividends and dividend equivalents will be deposited with the Company and subject to the same restrictions as the shares subject to the performance award with respect to which such distribution was made. Prior to the settlement of a performance award in common stock (including restricted stock); the holder of such award will have no rights as a stockholder of the Company with respect to such shares.

Performance Goals
Under the 2020 Plan, the grant, vesting, exercisability or payment of certain awards may be made subject to the satisfaction of Performance Goals. At the discretion of the Administrator, the Performance Goals may consist of or be based upon (alone or in combination) any performance measure selected by the Administrator, including without limitation: (a) net or operating income (before or after taxes); (b) any earnings measure, including without limitation earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) any measure based on net income or net loss; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins or margins based on EBITDA whether or not adjusted); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to earnings or EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; or (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Corporation (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance).
Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of

Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance.
Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Without limiting the generality of the immediately preceding sentence, the determination of performance pursuant to such Performance Goals may include or exclude (i) items that are unusual in nature and items that are infrequently occurring, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, and (iii) other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments; or (iv) such other factors as the Administrator may determine. The Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.
Clawback of Awards; Hedging
Awards granted under the 2020 Plan and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law. Awards and the shares received upon exercise or settlement of those awards are also subject to the Company’s policies regarding hedging of Company securities. In addition, the extent to which amounts below are deductible for federal income tax purposes may, in certain circumstances, and with respect to certain individuals, be limited under Sections 162(m) and 280G of the Code. Thus, while these amounts are generally deductible for federal income tax purposes, the actual amount of the available deduction will need to be determined in each particular case, and may vary.

New Plan Benefits
The number of Options and other forms of awards that will be granted under the 2020 Plan is not currently determinable.

U.S. Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2020 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2020 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Options
A participant will not recognize taxable income at the time an Option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the Option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition, and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

SARs
A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company.

Stock Awards
A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards
A participant will not recognize taxable income at the time performance award grants are made and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ATKORE INTERNATIONAL GROUP INC. 2020 OMNIBUS INCENTIVE PLAN.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the board has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020, and recommends that the stockholders vote for ratification of such selection. The Audit Committee has sole and direct responsibility for the appointment, retention, termination, compensation, evaluation and oversight of the work of any independent registered public accounting firm engaged by the Company. In the event of a negative vote on the ratification, the Audit Committee may reconsider its appointment of Deloitte & Touche LLP for fiscal year 2020; however, the Audit Committee will consider the outcome of the vote for fiscal year 2020 and when making appointments of our independent registered public accounting firm in future years.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Audit Fees and Related Fees
The following table presents, for fiscal year 2019 and 2018, fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual financial statements, audit-related services, tax services and all other services. In accordance with the SEC’s definitions and rules, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by Deloitte & Touche LLP not included in the first three categories.

	Fiscal Year Ended
	September 30, 2019	September 30, 2018
Audit Fees(1)	$2,443,165	$2,556,530
All Other Fees(2)	$58,172	$114,000

(1)	Audit fees include fees related to the audits of the Company and other services associated with regulatory filings as well as other fees associated with audits of certain subsidiaries of the Company.

(2)	Includes services rendered in connection with our secondary offerings (during fiscal year 2018) and other related expenses.
Pre-Approval Policies and Procedures
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee charter provides that the Audit Committee of the board has the sole authority and responsibility to pre-approve all audit services, audit- related tax services and other permitted services to be performed for the Company by its independent auditors and the related fees. Pursuant to its charter and in compliance with rules of the SEC and Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has established a pre-approval policy that requires the pre-approval of all services to be performed by the independent auditors. The independent auditors may be considered for other services not specifically approved as audit services or audit-related services and tax services so long as the services are not prohibited by SEC or PCAOB rules and would not otherwise impair the independence of the independent auditor.
All of the services performed by Deloitte & Touche LLP during the fiscal years ended September 30, 2019 and September 30, 2018, were approved in advance by the Audit Committee pursuant to the pre-approval policy.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2020.

OTHER BUSINESS
The board does not know of any matters which will be brought before the Annual Meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named in the Company’s proxy will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.
A list of stockholders entitled to be present and vote at the Annual Meeting will be available at the Company’s offices at 16100 South Lathrop Avenue, Harvey, Illinois, 60426, for inspection by the stockholders during regular business hours from December 3, 2019, to the date of the Annual Meeting. The list also will be available during the Annual Meeting for inspection by stockholders who are present.
Whether or not you expect to attend the Annual Meeting, we urge you to vote via the Internet, as instructed on the proxy card and Notice of Internet Availability or, if so requested, by executing and returning the requested proxy card in the postage-paid envelope that will be provided, so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,

Daniel S. Kelly
Vice President, General Counsel and Corporate Secretary
December 13, 2019

ANNEX A
ATKORE INTERNATIONAL GROUP INC.
2020 OMNIBUS INCENTIVE PLAN
ARTICLE I
PURPOSES
This Atkore International Group Inc. 2020 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”), has the following purposes:
(1) To further the growth, development and financial success of Atkore International Group Inc. (the “Company”) and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries by assisting them to become owners of Company Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.
(2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Company Common Stock pursuant to the Awards granted hereunder.
As of the Effective Date, the Plan replaces and succeeds all Prior Plans, and, from and after the Effective Date, no further awards shall be made under the Prior Plans (but, for the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Prior Plans).
ARTICLE II
DEFINITIONS
Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
Section 2.1    “Administrator” shall mean the Board or any committee of the Board designated by the Board to administer the Plan. The Administrator with respect to Awards intended to be exempted from Section 16 of the Exchange Act shall be the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or the Compensation Committee shall designate, each of whom is a “non-employee director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act (or, alternatively, the full Board may act as in the Administrator in such case).
Section 2.2    “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.
Section 2.3    “Alternative Award” shall have the meaning set forth in Section 14.1.
Section 2.4    “Alternative Performance Awards” shall have the meaning set forth in Section 14.2.
Section 2.5    “Applicable Laws” shall mean the requirements relating to the administration of stock option, restricted stock, restricted stock unit and other equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and any other tax laws (including laws relating to withholding and remittance of taxes and social contributions), any stock exchange or quotation system on which the Company Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.
Section 2.6    “Award” shall mean any Option, Stock Purchase Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, SAR, Dividend Equivalent, Deferred Share Unit or other Stock-Based Award granted to a Participant pursuant to the Plan, including an Award combining two or more types of Awards into a single grant.

Section 2.7    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award, including through an electronic medium. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein. In the event of any inconsistency or conflict between the express terms of the Plan and the express terms of an Award Agreement, the express terms of the Plan shall govern.
Section 2.8    “Base Price” shall have the meaning set forth in Section 2.52.
Section 2.9    “Board” shall mean the Board of Directors of the Company.
Section 2.10     “Cause” shall mean, unless otherwise provided in the Award Agreement, any of the following: (a) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or comparable classification in a jurisdiction that does not use these terms); (b) the Participant’s engaging in any conduct that constitutes an employment disqualification under applicable law with respect to a material portion of the Participant’s work duties; (c) the Participant’s willful or grossly negligent failure to perform his or her material employment-related duties for the Company and its Subsidiaries, or willful misconduct in the performance of such duties; (d) the Participant’s material violation of any Company or Subsidiary policy as in effect from time to time; (e) the Participant’s engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company or its Subsidiaries; or (f) the Participant’s material breach of any Award Agreement, employment agreement, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound; provided that in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Cause” shall have the meaning, if any, specified in such agreement. A termination for Cause shall be deemed to include a determination by the Administrator following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or one of its Subsidiaries to have terminated such Participant’s employment for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Administrator or its designee, or during any negotiations between the Administrator or its designee and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.
Section 2.11     “Change in Control” shall mean the first to occur of any of the following events after the Effective Date:
(a) the acquisition, directly or indirectly, by any Person (which, for purposes of this definition, shall include a “group” (as defined in Section 13(d) of the Exchange Act)) of beneficial ownership of more than 30% of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of the foregoing;
(b) the merger, consolidation or other similar transaction involving the Company, as a result of which Persons who were holders of voting securities of the Company immediately prior to such merger, consolidation, or other similar transaction do not immediately thereafter beneficially own, directly or indirectly, in substantially the same relative proportions as immediately prior to such transaction, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;
(c) within any 24-month period, the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors still in office shall be deemed to be an Incumbent Director for purpose of this clause (c); provided, that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director;
(d) the approval by the Company’s shareholders of the liquidation or dissolution of the Company (other than a liquidation that effects in substance a transfer of all or substantially all of the assets of the Company satisfying clause (e) of this definition); or
(e) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company;

in each case, provided that, as to Awards subject to Section 409A of the Code the payment or settlement of which will occur by reason of the Change in Control, such event also constitutes a “change in control” within the meaning of Section 409A of the Code. In addition, notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.
Section 2.12     “Change in Control Price” shall mean the price per share of Company Common Stock paid in conjunction with any transaction resulting in a Change in Control. If any part of the offered price is payable other than in cash, the value of the non-cash portion of the Change in Control Price shall be determined in good faith by the Administrator as constituted immediately prior to the Change in Control.
Section 2.13     “Code” shall mean the Internal Revenue Code of 1986, as amended.
Section 2.14     “Company” shall mean Atkore International Group Inc., a Delaware corporation, and any successor thereto.
Section 2.15     “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.
Section 2.16     “Competitive Activity” shall mean a Participant’s material breach of restrictive covenants relating to noncompetition, nonsolicitation (of customers or employees) or preservation of confidential information, or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Subsidiaries is a party.
Section 2.17     “Consultant” shall mean any natural person who is engaged by the Company or any of its Subsidiaries to render consulting or advisory services to such entity.
Section 2.18     “Corporate Event” shall mean, as determined by the Administrator in its sole discretion, any transaction or event described in Section 4.3(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any of its Subsidiaries, or changes in applicable laws, regulations or accounting principles (including, without limitation, a recapitalization of the Company).
Section 2.19     “Deferred Share Unit” shall mean a unit credited to a Participant’s account in the books of the Company under Article X which represents the right to receive one Share of Company Common Stock or cash equal to the Fair Market Value thereof on settlement of the account.
Section 2.20     “Director” shall mean a member of the Board or a member of the board of directors of any Subsidiary of the Company.
Section 2.21    “Disability” shall mean (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code; provided that with respect to Awards that are not subject to Section 409A, in the case of any Participant who, as of the date of determination, is a party to an effective services, severance, consulting or employment agreement with the Company or any Subsidiary of the Company that employs such individual, “Disability” shall have the meaning, if any, specified in such agreement.
Section 2.22     “Dividend Equivalent” shall mean the right to receive payments, in cash or in Shares, based on dividends paid with respect to Shares.
Section 2.23     “Effective Date” shall have the meaning set forth in Section 15.7.
Section 2.24     “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.
Section 2.25     “Employee” shall mean any individual classified as an employee by the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan, including any person to whom an offer of employment has been extended (except that any Award granted to such person shall be conditioned on his or her commencement of service). A person shall not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any of its Subsidiaries, or any successor to the foregoing. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, and such Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option on the first day immediately following a three (3)-month period from the date the employment relationship is deemed terminated.
Section 2.26     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
Section 2.27     “Executive Officer” shall mean each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.
Section 2.28     “Fair Market Value” of a Share as of any date of determination shall be:
(a) If the Company Common Stock is listed on any established stock exchange or a national market system, then the closing price on such date per Share as reported as quoted on such stock exchange or system shall be the Fair Market Value for the date of determination;
(b) If there are no transactions in the Company Common Stock that are available to the Company on any date of determination pursuant to clause (a) but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value determined as of the immediately preceding trading date shall be the Fair Market Value for the date of determination; or
(c) If neither clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing selected by the Administrator, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.
Section 2.29     “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is expressly designated as an Incentive Stock Option in the Award Agreement.
Section 2.30     “normal retirement age” shall have the meaning set forth in the applicable Award Agreement or, if not defined in the Award Agreement, pursuant to the customary policies of the Company.
Section 2.31     “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.
Section 2.32     “Non-U.S. Awards” shall have the meaning set forth in Section 3.5.
Section 2.33     “Option” shall mean an option to purchase Company Common Stock granted under the Plan. The term “Option” includes both an Incentive Stock Option and a Non-Qualified Stock Option.
Section 2.34     “Option Price” shall have the meaning set forth in Section 6.3.
Section 2.35     “Optionee” shall mean a Participant to whom an Option or SAR is granted under the Plan.
Section 2.36     “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
Section 2.37     “Performance Award” shall mean Performance Shares, Performance Units and all other Awards that vest (in whole or in part) upon the achievement of specified Performance Goals.
Section 2.38     “Performance Award Conversion” shall have the meaning set forth in Section 14.3.
Section 2.39     “Performance Cycle” shall mean the period of time selected by the Administrator during which performance is measured for the purpose of determining the extent to which a Performance Award has been earned or vested.

Section 2.40     “Performance Goals” means the objectives established by the Administrator for a Performance Cycle pursuant to Section 9.5 for the purpose of determining the extent to which a Performance Award has been earned or vested.
Section 2.41     “Performance Share” means an Award granted pursuant to Article IX of the Plan of a Share or a contractual right to receive a Share (or the cash equivalent thereof) upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.42     “Performance Unit” means a U.S. Dollar-denominated unit (or a unit denominated in the Participant’s local currency) granted pursuant to Article IX of the Plan, payable upon the achievement, in whole or in part, of the applicable Performance Goals.
Section 2.43     “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
Section 2.44     “Plan” shall have the meaning set forth in Article I.
Section 2.45     “Prior Plans” shall mean the Atkore International Group Inc. 2016 Omnibus Incentive Plan and the Atkore International Group Inc. Stock Incentive Plan.
Section 2.46     “Replacement Awards” shall mean Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its Subsidiaries.
Section 2.47     “Restricted Stock” shall mean an Award granted pursuant to Section 8.1.
Section 2.48     “Restricted Stock Unit” shall mean an Award granted pursuant to Section 8.2.
Section 2.49     “Securities Act” shall mean the Securities Act of 1933, as amended.
Section 2.50     “Service Provider” shall mean an Employee, Consultant, or Director.
Section 2.51     “Share” shall mean a share of Company Common Stock.
Section 2.52     “Stock Appreciation Right” or “SAR” shall mean the right to receive a payment from the Company in cash and/or Shares equal to the product of (i) the excess, if any, of the Fair Market Value of one Share on the exercise date over a specified price (the “Base Price”) fixed by the Administrator on the grant date (which specified price shall not be less than the Fair Market Value of one Share on the grant date), multiplied by (ii) a stated number of Shares.
Section 2.53     “Stock-Based Award” shall have the meaning set forth in Section 11.1.
Section 2.54     “Stock Purchase Right” shall mean an Award granted pursuant to Section 5.4.
Section 2.55     “Subplans” shall have the meaning set forth in Section 3.5.
Section 2.56     “Subsidiary” shall mean any entity that is directly or indirectly controlled by the Company or any entity in which the Company directly or indirectly has at least a 50% equity interest, provided that, to the extent required under Section 422 of the Code when granting an Incentive Stock Option, Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
Section 2.57     “Termination of employment,” “termination of service” and any similar term or terms shall mean, with respect to a Director who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Director ceases to be a member of the Board, with respect to a Consultant who is not an Employee of the Company or any of its Subsidiaries, the date upon which such Consultant ceases to provide consulting or advisory services to the Company or any of its Subsidiaries, and, with respect to an Employee, the date the Participant ceases to be an Employee; provided that with respect to any Award subject to Section 409A of the Code, such terms shall mean “separation from service,” as defined in Section 409A of the Code and the rules, regulations and guidance promulgated thereunder. A “termination of employment” or “termination of service” shall not occur if a Director, immediately upon ceasing to be a member of the Board, becomes an Employee of the Company or any of its Subsidiaries or if an Employee, immediately upon termination of employment with the Company or any of its Subsidiaries, becomes or continues to serve as a member of the Board.
Section 2.58     “Unrecyclable Shares” shall mean any of the following: (i) Shares tendered by a Participant or withheld by the Company in payment of the purchase price of an Option or an option under any Prior Plan; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or SARs or options or stock appreciation rights under any Prior Plan; (iii) Shares subject to a SAR or a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options under any Prior Plan.
Section 2.59     “Withholding Taxes” shall mean the federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld under Applicable Law, which shall be at a rate determined by the Company that is permitted under applicable IRS withholding rules and that does not cause adverse accounting consequences.
ARTICLE III
ADMINISTRATION
Section 3.1    Administrator. The Plan shall be administered by the Board or an Administrator appointed by the Board, which Administrator, unless otherwise determined by the Board, shall be constituted to comply with Applicable Laws, including, without limitation, Section 16 of the Exchange Act, and the listing requirements of the New York Stock Exchange or any other exchange on which the Shares are listed.
Section 3.2    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a committee, the specific duties delegated by the Board to such Administrator, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion to:
(a) determine the Fair Market Value;
(b) determine the type or types of Awards to be granted to each Participant;
(c) select the Service Providers to whom Awards may from time to time be granted hereunder;
(d) determine all matters and questions related to the termination of service of a Service Provider with respect to any Award granted to him or her hereunder, including, but not by way of limitation of, all questions of whether a particular Service Provider has taken a leave of absence, all questions of whether a leave of absence taken by a particular Service Provider constitutes a termination of service, all questions of whether a termination of service of a particular Service Provider resulted from discharge for Cause, and policies regarding the determination of normal retirement age;
(e) determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(f) approve forms of agreement for use under the Plan, which need not be identical for each Service Provider;
(g) determine the terms and conditions of any Awards granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Company Common Stock relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine;
(h) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to Subplans established for the purpose of satisfying applicable foreign laws;
(i) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise or purchase price of an Award may be paid in, cash, Company Common Stock, other Awards, or other property, or an Award may be canceled, forfeited or surrendered;
(j) suspend or accelerate the vesting of any Award granted under the Plan;

(k) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan; and
(l) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.
Section 3.3    Delegation by the Administrator. The Administrator may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or Director or group of Directors of the Company or its Affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers or non-employee directors of the Board; provided that any delegation to one or more officers of the Company shall be subject to and comply with Section 157(c) of the Delaware General Corporation Law (or successor provision). In addition, with respect to any Award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Administrator shall consist of solely two or more “non-employee directors” within the meaning of such rule, or, in the alternative, the entire Board.
Section 3.4    Compensation, Professional Assistance, Good Faith Actions. The Administrator may receive such compensation for its services hereunder as may be determined by the Board. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, in its discretion, elect to engage the services of attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations, decisions and determinations made by the Administrator, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. The Administrator (and its members) shall not be personally liable for any action, determination or interpretation made with respect to the Plan or the Awards, and the Administrator (and its members) shall be fully protected by the Company with respect to any such action, determination or interpretation.
Section 3.5    Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Administrator may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances (“Subplans”) and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Administrator’s decision to grant Non-U.S. Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Administrator. The Administrator may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, Affiliates and members of the Administrator shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under Applicable Laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Administrator may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Administrator’s discretion, such payments may be made in a lump sum or in installments.
ARTICLE IV
SHARES SUBJECT TO PLAN
Section 4.1    Shares Subject to Plan.
(a) Subject to Section 4.3, the aggregate number of Shares which may be issued under this Plan is the sum of (x) 1,100,000 million and (y) any Shares that remain available for grant under the Company's 2016 Omnibus Incentive Plan as of the Effective Date, all of which may be issued in the form of Incentive Stock Options under the Plan. The Shares issued under the Plan may be authorized but unissued, or reacquired Company Common Stock. No provision of this Plan shall be construed to require the Company to maintain the Shares in certificated form. Unless the Administrator shall determine otherwise, (x)

Awards may not consist of fractional shares and shall be rounded down to the nearest whole Share, and (y) fractional Shares shall not be issued under the Plan (and shall instead also be rounded as aforesaid).
(b) Upon the grant of an Award, the maximum number of Shares set forth in Section 4.1(a) shall be reduced by the maximum number of Shares that are issued or may be issued pursuant to such Award. Other than Unrecyclable Shares, if, after the Effective Date, (i) any Shares subject to an Award are forfeited, an Award expires without the issuance of Shares or an Award is settled for cash (in each case in whole or in part), or (ii) any Shares subject to an award granted under any Prior Plan are forfeited, an award under any Prior Plan expires without the issuance of Shares or is settled for cash (in each case in whole or in part), then in all such cases the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan. Other than Unrecyclable Shares, in the event that, after the Effective Date, withholding tax liabilities arising from an Award or an award under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan. In no event shall this Section 4.1(b) increase the number of Shares that may be issued under the Plan in connection with Incentive Stock Options.
Section 4.2    Individual Non-Employee Director Award Limitations. In any calendar year in respect of a non-employee Director’s service to the Company as a non-employee Director, the maximum Fair Market Value of Shares subject to Awards granted to such Director, and the maximum amount of cash paid to such Director shall not exceed US $500,000 in the aggregate (in each case excluding any additional compensation paid to a non-employee chairman of the Board for services in such capacity).
Section 4.3    Changes in Company Common Stock; Disposition of Assets and Corporate Events.
(a) If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall adjust the number of shares of Company Common Stock available for issuance under the Plan, any other limit applicable under the Plan with respect to the number of Awards that may be granted hereunder, and the number, class and exercise price (if applicable) or Base Price (if applicable) of any outstanding Award, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award or the holder or holders thereof, in each case as it determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such Corporate Event, the Administrator shall have the power to make such changes as it deems appropriate in (i) the number and type of shares or other securities covered by outstanding Awards, (ii) the prices specified therein (if applicable), (iii) the securities, cash or other property to be received upon the exercise, settlement or conversion of such outstanding Awards or otherwise to be received in connection with such outstanding Awards and (iv) any applicable Performance Goals. After any adjustment made by the Administrator pursuant to this Section 4.3, the number of shares subject to each outstanding Award shall be rounded down to the nearest whole number of whole or fractional shares (as determined by the Administrator), and (if applicable) the exercise price thereof shall be rounded up to the nearest cent.
(b) Any adjustment of an Award pursuant to this Section 4.3 shall be effected in compliance with Section 422 and 409A of the Code to the extent applicable.
Section 4.4    Award Agreement Provisions. The Administrator may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
Section 4.5    Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares entitled to vote generally in the election of directors or (ii) pursuant to Section 4.3 as a result of any Corporate Event or pursuant to Section 14 in connection with a Change in Control, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Base Price of any outstanding SAR or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or SARs previously granted and as to which the exercise price or Base Price thereof is in excess of the then-current Fair Market Value of Share.
Section 4.6    Minimum Award Vesting Period. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Replacement Awards; (ii) Shares delivered in respect of fully vested and earned cash obligations for prior periods of service and/or prior performance; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders; and (iv) any additional Awards the Administrator may grant, up to a maximum of five percent (5%) of the available Share reserve authorized for issuance under the Plan pursuant to Section 4.1 (and subject to adjustment under Section 4.3); and, provided, further, that the foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
Section 4.7    Prohibition of Dividends and Dividend Equivalent on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, (x) in no event shall dividends or dividend equivalents be paid with respect to Options or SARs, and (y) any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that the Award is outstanding shall provide that such dividends or dividend equivalents either (i) shall not be paid or credited with respect to such Award prior to the vesting thereof or (ii) shall be credited and shall accumulate during the period that the related Award is unvested but shall not be payable unless the related Award (or portion thereof) vests and shall be forfeited to the extent that the related Award (or portion thereof ) is forfeited.
ARTICLE V
GRANTING OF OPTIONS AND SARS AND SALE OF COMPANY COMMON STOCK
Section 5.1    Eligibility. Non-Qualified Stock Options and SARs may be granted to Service Providers. Subject to Section 5.2, Incentive Stock Options may only be granted to Employees.
Section 5.2    Qualification of Incentive Stock Options. No Employee may be granted an Incentive Stock Option under the Plan if such Employee, at the time the Incentive Stock Option is granted, owns stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary of the Company or “parent corporation” (within the meaning of Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.
Section 5.3    Granting of Options and SARs to Service Providers.
(a) Options and SARs. The Administrator may from time to time:
(i) Select from among the Service Providers (including those to whom Options or SARs have been previously granted under the Plan) such of them as in its opinion should be granted Options and/or SARs;
(ii) Determine the number of Shares to be subject to such Options and/or SARs granted to such Service Provider, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iii) Determine the terms and conditions of such Options and SARs, consistent with the Plan.
(b) SARs may be granted in tandem with Options or may be granted on a freestanding basis, not related to any Option. Unless otherwise determined by the Administrator at the grant date or determined thereafter in a manner more favorable to the Participant, SARs granted in tandem with Options shall have substantially similar terms and conditions to such Options to the extent applicable, or may be granted on a freestanding basis, not related to any Option.
(c) Upon the selection of a Service Provider to be granted an Option or SAR under this Section 5.3, the Administrator shall issue, or shall instruct an authorized officer to issue, such Option or SAR and may impose such conditions on the grant of such Option or SAR as it deems appropriate. Subject to Section 15.2 of the Plan, any Incentive Stock Option granted under the Plan may be modified by the Administrator, without the consent of the Optionee, even if such modification would result in the disqualification of such Option as an “incentive stock option” under Section 422 of the Code.
Section 5.4    Sale of Company Common Stock to Service Providers. The Administrator, acting in its sole discretion, may from time to time designate one or more Service Providers to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Service Provider under this Section 5.4 shall be evidenced by such agreements as shall be approved by the Administrator, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 5.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 7.6 below.
ARTICLE VI
TERMS OF OPTIONS AND SARS
Section 6.1    Award Agreement. Each Option and each SAR shall be evidenced by an Award Agreement, which shall be executed by the Optionee and an authorized officer and which shall contain such terms and conditions as the Administrator shall determine, consistent with the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
Section 6.2    Exercisability and Vesting of Options and SARs.
(a) Each Option and SAR shall vest and become exercisable according to the terms of the applicable Award Agreement; provided, however, that by a resolution adopted after an Option or SAR is granted the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or SAR or any portion thereof may be exercised.
(b) Except as otherwise provided by the Administrator or in the applicable Award Agreement, no portion of an Option or SAR which is unexercisable on the date that an Optionee incurs a termination of service as a Service Provider shall thereafter become exercisable.
(c) The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Service Provider in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(d) SARs granted in tandem with an Option shall become vested and exercisable on the same date or dates as the Options with which such SARs are associated vest and become exercisable. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of Shares, and may be exercised only with respect to the Shares for which the related Option is then exercisable.
Section 6.3    Option Price and Base Price. Excluding Replacement Awards, the per Share purchase price of the Shares subject to each Option (the “Option Price”) and the Base Price of each SAR shall be set by the Administrator and shall be not less than 100% of the Fair Market Value of such Shares on the date such Option or SAR is granted.
Section 6.4    Expiration of Options and SARs. No Option or SAR may be exercised after the first to occur of the following events:
(a) Unless a longer period is set forth in the Award Agreement, the expiration of ten (10) years from the date the Option or SAR was granted; or
(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the expiration of five (5) years from the date the Incentive Stock Option was granted.
ARTICLE VII
EXERCISE OF OPTIONS AND SARS
Section 7.1    Person Eligible to Exercise. During the lifetime of the Optionee, only the Optionee may exercise an Option or SAR (or any portion thereof) granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option or SAR or portion thereof during the period of the Optionee’s Disability. After the death of the Optionee, any exercisable portion of an Option or SAR may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her Eligible Representative.

Section 7.2    Partial Exercise. At any time and from time to time prior to the date on which the Option or SAR becomes unexercisable under the Plan or the applicable Award Agreement, the exercisable portion of an Option or SAR may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional Shares and the Administrator may, by the terms of the Option or SAR, require any partial exercise to exceed a specified minimum number of Shares.
Section 7.3    Manner of Exercise. Subject to any generally applicable conditions or procedures that may be imposed by the Administrator, an exercisable Option or SAR, or any exercisable portion thereof, may be exercised solely by delivery to the Administrator or its designee of all of the following prior to the time when such Option or SAR or such portion becomes unexercisable under the Plan or the applicable Award Agreement:
(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or SAR or portion is being exercised, and specifically stating the number of Shares with respect to which the Option or SAR is being exercised (which form of notice shall be provided by the Administrator upon request and may be electronic);
(b) A copy of any agreements or other documentation in use by the Company at the time of exercise (which shall be provided by the Administrator upon request);
(c)     (i) With respect to the exercise of any Option, full payment (in cash (through wire transfer only) or by personal, certified, or bank cashier check) of the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or
(ii) if at a time when the broker-assisted cashless exercise program referred to in clause (iii) is not available, and unless the Administrator shall determine otherwise, (A) Shares owned by the Optionee duly endorsed for transfer to the Company or (B) Shares issuable to the Optionee upon exercise of the Option, in each case with a Fair Market Value on the date of Option exercise equal to the aggregate Option Price of the Shares with respect to which such Option (or portion thereof) is thereby exercised; or
(iii) payment of the Option Price through a broker-assisted cashless exercise program established by the Company; or
(iv) With the consent of the Administrator, any form of payment of the Option Price permitted by Applicable Laws and any combination of the foregoing methods of payment.
(d) Full payment to the Company (in cash or by personal, certified or bank cashier check or by any other means of payment approved by the Administrator) of all minimum amounts necessary to satisfy any and all Withholding Taxes arising in connection with the exercise of the Option or SAR (notice of the amount of which shall be provided by the Administrator as soon as practicable following receipt by the Administrator of the notice of exercise);
(e) Such representations and documents as the Administrator deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator shall provide the Optionee or Eligible Representative with all such representations and documents as soon as practicable following receipt by the Administrator of the notice of exercise. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and
(f) In the event that the Option or SAR or portion thereof shall be exercised as permitted under Section 7.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or SAR or portion thereof.
Section 7.4    Optionee Representations. The Administrator, in its sole discretion, may require an Optionee to make certain representations or acknowledgments, on or prior to the purchase of any Shares pursuant to any Option or SAR granted under this Plan, in respect thereof including, without limitation, that the Optionee is acquiring the Shares for an investment purpose and not for resale, and, if the Optionee is an Affiliate, additional acknowledgments regarding when and to what extent any transfers of such Shares may occur.

Section 7.5    Settlement of SARs. Unless otherwise determined by the Administrator, upon exercise of a SAR, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of Shares, or cash, or a combination of Shares and cash having an aggregate value equal to the amount determined by multiplying:
(a) any increase in the Fair Market Value of one Share on the exercise date over the Base Price of such SAR, by
(b) the number of Shares with respect to which such SAR is exercised;
provided, however, that on the grant date, the Administrator may establish, in its sole discretion, a maximum amount per Share that may be payable upon exercise of a SAR, and provided, further, that in no event shall the value of the Company Common Stock or cash delivered on exercise of a SAR exceed the excess of the Fair Market Value of the Shares with respect to which the SAR is exercised over the Base Price of such Shares on the grant date of such SAR.
Section 7.6    Conditions to Issuance of Shares. The Company shall evidence the issuance of Shares delivered upon exercise of an Option or SAR in the books and records of the Company or in a manner determined by the Company. Notwithstanding the above, the Company shall not be required to effect the issuance of any Shares purchased upon the exercise of any Option or SAR or portion thereof prior to fulfillment of all of the following conditions:
(a) The admission of such Shares to listing on any and all stock exchanges on which such class of Company Common Stock is then listed;
(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its sole discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable and
(d) The payment to the Company (or its Subsidiary, as applicable) of all amounts which it is required to withhold under Applicable Law in connection with the exercise of the Option or SAR.
The Administrator shall not have any liability to any Optionee for any delay in the delivery of Shares to be issued upon an Optionee’s exercise of an Option or SAR.
Section 7.7    Rights as Stockholders. The holder of an Option or SAR shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of an Option or SAR unless and until the Shares attributable to the exercise of the Option or SAR have been issued by the Company to such holder.
Section 7.8    Transfer Restrictions. The Administrator, in its sole discretion, may set forth in an Award Agreement or in such other agreements to be entered into at the time of exercise, such further restrictions on the transferability of the Shares purchasable upon the exercise of an Option or SAR as it deems appropriate. Any such restriction may be referred to in the Share register maintained by the Company or otherwise in a manner reflecting its applicability to the Shares. The Administrator may require the Employee to give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option, within two (2) years from the date of granting such Option or one (1) year after the transfer of such Shares to such Employee. The Administrator may cause the Share register maintained by the Company to refer to such requirement.
ARTICLE VIII
RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS
Section 8.1    Restricted Stock.
(a) Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.
(c) Issuance of Restricted Stock. The issuance of Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.
Section 8.2    Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Service Provider selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may permit the settlement date to be determined at the election of the grantee consistent with Section 409A of the Code. Unless otherwise provided in an award agreement, on the settlement date, the Company shall, subject to the terms of this Plan (including satisfaction of applicable withholding taxes), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the grantee to the Company for such Shares.
Section 8.3    Rights as a Stockholder. A Participant shall not be, nor have any of the rights or privileges of, a stockholder in respect of Restricted Stock Units awarded pursuant to the Plan unless and until the Shares attributable to such Restricted Stock Units have been issued to such Participant.
ARTICLE IX
PERFORMANCE SHARES AND PERFORMANCE UNITS
Section 9.1    Grant of Performance Awards. The Administrator is authorized to make Awards of Performance Shares and Performance Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. All Performance Shares and Performance Units shall be evidenced by an Award Agreement.
Section 9.2    Issuance and Restrictions. The Administrator shall have the authority to determine the Participants who shall receive Performance Shares and Performance Units, the number of Performance Shares and the number and value of Performance Units each Participant receives for any Performance Cycle, and the Performance Goals applicable in respect of such Performance Shares and Performance Units for each Performance Cycle. The Administrator shall determine the duration of each Performance Cycle (the duration of Performance Cycles may differ from one another), and there may be more than one Performance Cycle in existence at any one time. An Award Agreement evidencing the grant of Performance Shares or Performance Units shall specify the number of Performance Shares and the number and value of Performance Units awarded to the Participant, the Performance Goals applicable thereto, and such other terms and conditions not inconsistent with the Plan as the Administrator shall determine. No Company Common Stock will be issued at the time an Award of Performance Shares is made, and the Company shall not be required to set aside a fund for the payment of Performance Shares or Performance Units.
Section 9.3    Earned Performance Shares and Performance Units. Performance Shares and Performance Units shall become earned, in whole or in part, based upon the attainment of specified Performance Goals or the occurrence of any event or events, as the Administrator shall determine, either in an Award Agreement or thereafter on terms more favorable to the Participant. In addition to the achievement of the specified Performance Goals, the Administrator may condition payment of Performance Shares and Performance Units on such other conditions as the Administrator shall specify in an Award Agreement. The Administrator may also provide in an Award Agreement for the completion of a minimum period of service (in addition to the achievement of any applicable Performance Goals) as a condition to the vesting of any Performance Share or Performance Unit Award.
Section 9.4    Rights as a Stockholder. A Participant shall not have any rights as a stockholder in respect of Performance Shares or Performance Units awarded pursuant to the Plan (including, without limitation, to the right to vote on any matter submitted to the Company’s stockholders) until such time as the Shares attributable to such Performance Shares or Performance Units have been issued to such Participant or his or her beneficiary. Performance Shares as to which Shares are issued prior to the end of the Performance Cycle shall, during such period, be subject to such restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote such Shares or the right to receive dividends on such Shares).
Section 9.5    Performance Goals. The Administrator shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Award for a Performance Cycle or for an Award of Performance Shares or Performance Units to be earned or vested. At the discretion of the Administrator, the Performance Goals may consist of or be based upon (alone or in combination) any performance measure selected by the Administrator, including without limitation: (a) net or operating income (before or after taxes); (b) any earnings measure, including without limitation earnings before taxes, interest, depreciation and/or amortization (“EBITDA”); (c) any measure based on net income or net loss; (d) basic or diluted earnings per share or improvement in basic or diluted earnings per share; (e) sales (including, but not limited to, total sales, net sales and revenue growth); (f) net operating profit; (g) financial return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales and revenue); (h) cash flow measures (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); (i) productivity ratios (including but not limited to measuring liquidity, profitability and leverage); (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense/cost management targets; (l) margins (including, but not limited to, operating margin, net income margin, cash margin, gross, net or operating profit margins or margins based on EBITDA whether or not adjusted); (m) operating efficiency; (n) market share or market penetration; (o) customer targets (including, but not limited to, customer growth and customer satisfaction); (p) working capital targets or improvements; (q) economic value added; (r) balance sheet metrics (including, but not limited to, inventory, inventory turns, receivables turnover, net asset turnover, debt reduction, retained earnings, year-end cash, cash conversion cycle and ratio of debt to equity or to earnings or EBITDA); (s) workforce targets (including, but not limited to, diversity goals, employee engagement or satisfaction, employee retention and workplace health and safety goals); (t) implementation, completion or attainment of measurable objectives with respect to research and development, key products or key projects, lines of business, acquisitions and divestitures and strategic plan development and/or implementation; or (u) comparisons with various stock market indices, peer companies or industry groups or classifications with regard to one more of these criteria.
Performance Goals may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products and may be expressed in absolute terms, or relative to (i) current internal targets or budgets, (ii) the past performance of the Company (including the performance of one or more Subsidiaries, divisions or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering a peer group of companies or (v) other external measures of the selected performance criteria. Any performance objective may measure performance on an individual basis, as appropriate. The Administrator may provide for a threshold level of performance below which no Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and a maximum level of performance above which no additional Shares or compensation will be granted or paid in respect of Performance Shares or Performance Units, and it may provide for differing amounts of Shares or compensation to be granted or paid in respect of Performance Shares or Performance Units for different levels of performance.
Performance Goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established or at any time thereafter to include or exclude any items otherwise includable or excludable under GAAP. Without limiting the generality of the immediately preceding sentence, the determination of performance pursuant to such Performance Goals may include or exclude (i) items that are unusual in nature and items that are infrequently occurring, as determined by the Company’s independent public accountants in accordance with GAAP or (ii) changes in accounting, and (iii) other material extraordinary events such as restructurings; discontinued operations; asset write-downs; significant litigation or claims, judgments or settlements; acquisitions or divestitures; reorganizations or changes in the corporate structure or capital structure of the Company; foreign exchange gains and losses; change in the fiscal year of the Company; business interruption events; unbudgeted capital expenditures; unrealized investment gains and losses; and impairments; or (iv) such other factors as the Administrator may determine. The Administrator may also adjust the Performance Goals for any Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine.
Section 9.6    Negative Discretion. Notwithstanding anything in this Article IX to the contrary, the Administrator shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 9.8 based on individual performance or any other factors that the Administrator, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Award or under the Plan.
Section 9.7    Affirmative Discretion. Notwithstanding any other provision in the Plan to the contrary, but subject to the maximum number of Shares available for issuance under Article IV of the Plan the Administrator shall have the right, in its discretion, to grant an Award in cash, Shares or other Awards, or in any combination thereof, to any Participant in a greater amount than would apply under the applicable Performance Goals, based on individual performance or any other criteria that the Administrator deems appropriate.
Section 9.8    Certification of Attainment of Performance Goals. As soon as practicable after the end of a Performance Cycle and prior to any payment or vesting in respect of such Performance Cycle, the Administrator shall certify in writing the number of Performance Shares or other Performance Awards and the number and value of Performance Units that have been earned or vested on the basis of performance in relation to the established Performance Goals.
Section 9.9    Payment of Awards. Payment or delivery of Company Common Stock with respect to earned Performance Shares and earned Performance Units shall be made to the Participant or, if the Participant has died, to the Participant’s Eligible Representative, as soon as practicable after the expiration of the Performance Cycle and the Administrator’s certification under Section 9.8 above and (unless an applicable Award Agreement shall set forth one or more other dates). The Administrator shall determine and set forth in the applicable Award Agreement whether earned Performance Shares and the value of earned Performance Units are to be distributed in the form of cash, Shares or in a combination thereof, with the value or number of Shares payable to be determined based on the Fair Market Value of the Company Common Stock on the date of the Administrator’s certification under Section 9.8 above or such other date specified in the Award Agreement. The Administrator may, in an Award Agreement with respect to the award or delivery of Shares, condition the vesting of such Shares on the performance of additional service.
Section 9.10     Newly Eligible Participants. Notwithstanding anything in this Article IX to the contrary, the Administrator shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Shares, Performance Units or other Performance Awards after the commencement of a Performance Cycle.
ARTICLE X
DEFERRED SHARE UNITS
Section 10.1     Grant. Subject to Article III, the Administrator is authorized to make awards of Deferred Share Units to any Participant selected by the Administrator at such time or times as shall be determined by the Administrator without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any Deferred Share Unit under the Plan will be the date on which such Deferred Share Unit is awarded by the Administrator or on such other future date as the Administrator shall determine in its sole discretion. Upon the grant of Deferred Share Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of Deferred Share Units awarded to the Participant. No Shares will be issued to the Participant at the time an award of Deferred Share Units is granted. Subject to Article III, Deferred Share Units may become payable on a Corporate Event, termination of employment or on a specified date or dates set forth in the Award Agreement evidencing such Deferred Share Units.
Section 10.2     Rights as a Stockholder. A Participant shall not be, nor have any of the rights and privileges of, a stockholder of the Company in respect of Deferred Share Units awarded pursuant to the Plan unless and until such time as the Shares attributable to such Deferred Share Units have been issued to such Participant.
Section 10.3     Vesting. Unless the Administrator provides otherwise at the grant date or provides thereafter in a manner more favorable to the Participant, Deferred Share Units shall be fully vested and nonforfeitable when granted.
Section 10.4     Further Deferral Elections. A Participant may elect to further defer receipt of Shares issuable in respect of Deferred Share Units (or an installment of an Award) for a specified period or until a specified event and in a manner consistent with Section 409A of the Code, subject in each case to the Administrator’s approval and to such terms as are determined by the Administrator, all in its sole discretion. Subject to any exceptions adopted by the Administrator, such election must generally be made at least twelve (12) months prior to the prior settlement date of such Deferred Share Units (or any such installment thereof) and must defer settlement for at least five (5) years after such prior settlement date. A further deferral opportunity does not have to be made available to all Participants, and different terms and conditions may apply with respect to the further deferral opportunities made available to different Participants.
Section 10.5     Settlement. Subject to this Article X, upon the date specified in the Award Agreement evidencing the Deferred Share Units, for each such Deferred Share Unit the Participant shall receive, as specified in the Award Agreement (and subject to satisfaction of applicable withholding taxes), (i) a cash payment equal to the Fair Market Value of one (1) Share as of such payment date, (ii) one (1) Share or (iii) any combination of clauses (i) and (ii).
ARTICLE XI
OTHER STOCK-BASED AWARDS
Section 11.1     Grant of Stock-Based Awards. The Administrator is authorized to make Awards of other types of equity-based or equity-related awards (“Stock-Based Awards”) not otherwise described by the terms of the Plan in such amounts and subject to such terms and conditions as the Administrator shall determine. All Stock-Based Awards shall be evidenced by an Award Agreement. Such Stock-Based Awards may be granted as an inducement to enter the employ of the Company or any Subsidiary or in satisfaction of any obligation of the Company or any Subsidiary to an officer or other key employee, whether pursuant to this Plan or otherwise, that would otherwise have been payable in cash or in respect of any other obligation of the Company. Such Stock-Based Awards may entail the transfer of actual Shares, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
Section 11.2     Automatic Grants for Directors. The Board or the Administrator may institute, by resolution or other corporate policy, grants of automatic Awards to new and continuing Directors, with the number and type of such Awards, the frequency of grant and all related terms and conditions, including any applicable vesting conditions, as determined by the Administrator in its sole discretion.
ARTICLE XII
DIVIDEND EQUIVALENTS
Section 12.1     Generally. Dividend Equivalents may be granted to Participants at such time or times as shall be determined by the Administrator. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. The grant date of any Dividend Equivalents under the Plan will be the date on which the Dividend Equivalent is awarded by the Administrator, or such other date permitted by Applicable Laws as the Administrator shall determine in its sole discretion. Dividend Equivalents may, at the discretion of the Administrator, be fully vested and nonforfeitable when granted or subject to such vesting conditions as determined by the Administrator; provided, that, unless the Administrator shall determine otherwise in an Award Agreement or thereafter on terms more favorable to a Participant, Dividend Equivalents with respect to Awards shall not be fully vested until the Awards have been earned and shall be forfeited if the related Award is forfeited. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Administrator shall determine, including customary representations, warranties and covenants with respect to securities law matters.
ARTICLE XIII
TERMINATION AND FORFEITURE
Section 13.1     Termination for Cause; Post-Service Competitive Activity. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for Cause or a Participant engages in Competitive Activity following the Participant’s termination of service, all Options and SARs, whether vested or unvested, and all other Awards that are unvested or unexercisable or otherwise unpaid (or were unvested or unexercisable or unpaid at the time of occurrence of Cause) shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. Notwithstanding the foregoing, unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, any Award that vested or was paid to the Participant or otherwise settled during the twelve months prior to or any time after the Participant engaged in (i) the conduct that gave rise to the termination for Cause or (ii) Competitive Activity following the Participant’s termination of service, shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Awards or sale of Company Common Stock issued pursuant to such Awards.

Section 13.2     Termination for Any Other Reason. Unless otherwise determined by the Administrator at the grant date and set forth in the Award Agreement covering the Award or otherwise in writing or determined thereafter in a manner more favorable to the Participant, if a Participant’s employment or service terminates for any reason other than Cause:
(a) All Awards that are unvested or unexercisable shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service;
(b) All Options and SARs that are vested shall remain outstanding until (w) in the case of termination for death or Disability, the first anniversary of the date of the Participant’s death or Disability, (x) in the case of termination by reason of retirement at or following normal retirement age, the third anniversary of the date of retirement, (y) the three-month anniversary of the effective date of the Participant’s termination for any reason other than death, Disability or retirement at normal retirement age or (z) the Award’s normal expiration date, whichever is earlier, after which any unexercised Options and SARs shall immediately terminate; and
(c) All Awards other than Options and SARs that are vested shall be treated as set forth in the applicable Award Agreement (or in any more favorable manner determined by the Administrator).
Section 13.3     Post-Termination Informational Requirements. Before the settlement of any Award following termination of employment or service, the Administrator may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to effect compliance with Applicable Law and determine whether the provisions of Section 13.1 or Section 13.4 may apply to such Award.
Section 13.4     Forfeiture of Awards. Awards granted under this Plan (and gains earned or accrued in connection with Awards) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to Participants. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only. The Participant shall also forfeit and disgorge to the Company any Awards granted or vested and any gains earned or accrued due to the exercise of Options or SARs or the sale of any Company Common Stock to the extent required by Applicable Law or regulations in effect on or after the Effective Date, including Section 304 of the Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. For the avoidance of doubt, the Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder. The implementation of policies and procedures pursuant to this Section 13.4 and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards.
Section 13.5    Clawback, Hedging and Other Generally Applicable Policies. Awards shall be subject to any generally applicable policies adopted by the Administrator, the Board or the Company that is communicated to the Participants or any such policy adopted to comply with Applicable Law. These policies include, but are not limited to, policies governing the clawback of Awards (or related value) and direct and indirect hedging transactions.
ARTICLE XIV
CHANGE IN CONTROL
Section 14.1     Alternative Award. Unless otherwise expressly provided in an Award Agreement and other than with respect to the Performance Award Conversion, no cancellation, acceleration or other payment shall occur in connection with a Change in Control pursuant to Section 14.3 with respect to any Award or portion thereof as a result of the Change in Control if the Administrator reasonably determines in good faith, prior to the occurrence of the Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must (i) give the Participant who held the Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under the Award immediately prior to the Change in Control, including an equal or better vesting schedule and that Alternative Awards that are stock options have identical or better methods of payment of the exercise price thereof, (ii) have terms such that if a Participant’s employment is involuntarily (i.e., by the Company or its successor other than for Cause) or constructively (i.e., by the Participant with “good reason”, which, for a Participant who is a party to an employment agreement that contains such term, shall be as defined in such employment agreement, and, for a Participant who is not a party to an employment agreement containing such term, shall be determined by the Board prior to the Change in Control so as to be reasonably protective of the Participant in light of the circumstances of the particular transaction) terminated within two years following a Change in

Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive (as determined by the Board prior to the Change in Control) either (1) a cash payment equal in value to the excess (if any) of the fair market value of the stock subject to the Alternative Award at the date of exercise or settlement over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value (as determined by the Administrator) to the value in clause (1).
Section 14.2     Performance Award Conversion. Unless otherwise expressly provided in an Award Agreement, upon a Change in Control, then-outstanding Performance Awards shall be modified to remove any Performance Goals applicable thereto and to substitute, in lieu of such Performance Goals, vesting solely based on the requirement of continued service through, as nearly as is practicable, the date(s) on which the satisfaction of the Performance Goals would have been measured if the Change in Control had not occurred (or, if applicable, the later period of required service following such measurement date) (such Awards, the “Alternative Performance Awards”), with such service-vesting of the Alternative Performance Awards to accelerate upon the termination of employment of the holder prior to such vesting date(s) thereof, if such termination of employment satisfies the requirements of clause (ii) of Section 14.1 hereof. The number of Alternative Performance Awards shall be equal to (i) if less than 50% of the Performance Cycle has elapsed, the target number of Performance Awards pro rated based on the elapsed period of time between the grant date and the date of the Change in Control, and (ii) if 50% or more of the Performance Cycle has elapsed, a number of Performance Awards based on actual performance through the date of the Change in Control pro rated based on the elapsed period of time between the grant date and the date of the Change in Control (with the Administrator as constituted prior to the Change in Control making any determinations necessary to determine the pro rata number of Alternative Performance Awards and the vesting date(s) thereof). The conversion of the Performance Awards into Alternative Performance Awards is referred to herein as the “Performance Award Conversion”. Following the Performance Award Conversion, the Alternative Performance Awards shall either remain outstanding as Alternative Awards consistent with this Section 14.2 or shall be treated as provided in Section 14.3.
Section 14.3     Accelerated Vesting and Payment. Except as otherwise provided in this Article XIV or in an Award Agreement or thereafter on terms more favorable to a Participant, upon a Change in Control:
(a) each vested and unvested Option or SAR shall be canceled in exchange for a payment equal to the excess, if any, of the Change in Control Price over the applicable Option Price or Base Price;
(b) the vesting restrictions applicable to all other unvested Awards (other than (x) freestanding Dividend Equivalents not granted in connection with another Award and (y) Performance Awards) shall lapse, all such Awards shall vest and become non-forfeitable and be canceled in exchange for a payment equal to the Change in Control Price;
(c) the Alternative Performance Awards shall be canceled in exchange for a payment equal to the Change in Control Price;
(d) all other Awards (other than freestanding Dividend Equivalents not granted in connection with another Award) that were vested prior to the Change in Control but that have not been settled or converted into Shares prior to the Change in Control shall be canceled in exchange for a payment equal to the Change in Control Price; and
(e) all freestanding Dividend Equivalents not granted in connection with another Award shall be canceled without payment therefor.
To the extent any portion of the Change in Control Price is payable other than in cash and/or other than at the time of the Change in Control, Award holders under the Plan shall receive the same value in respect of their Awards (less any applicable exercise price, Base Price or similar feature) as is received by the Company’s stockholders in respect of their Company Common Stock (as determined by the Administrator), and the Administrator shall determine the extent to which such value shall be paid in cash, in securities or other property, or in a combination of cash and securities or other property, consistent applicable law. To the extent any portion of the Change in Control Price is payable other than at the time of the Change in Control, the Administrator shall determine the time and form of payment to the holders of Award consistent with Section 409A of the Code and other applicable law. For avoidance of doubt, upon a Change in Control the Administrator may cancel Options and SARs for no consideration if the aggregate Fair Market Value of the Shares subject to Options and SARs is less than or equal to the Option Price of such Options or the Base Price of such SARs.
Section 14.4     Section 409A. Notwithstanding the discretion in Sections 14.1, 14.2 or 14.3, if any Award is subject to Section 409A of the Code and an Alternative Award would be deemed a non-compliant modification of such Award under

Section 409A, then no Alternative Award shall be provided and such Award shall instead be treated as provided in Section 14.3 or in the Award Agreement (or in such other manner determined by the Administrator that is a compliant modification under Section 409A).
ARTICLE XV
OTHER PROVISIONS
Section 15.1     Awards Not Transferable. Unless otherwise agreed to in writing by the Administrator, no Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 15.1 shall prevent transfers by will or by the applicable laws of descent and distribution or, with the prior approval of the Company, estate planning transfers, nor shall anything in this Section 15.1 be deemed to permit transfer of Awards to third parties for value.
Section 15.2     Amendment, Suspension or Termination of the Plan or Award Agreements.
(a) The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided that without the approval by a majority of the shares entitled to vote at a duly constituted meeting of shareholders of the Company, no amendment or modification to the Plan may (i) except as otherwise expressly provided in Section 4.3, increase the number of Shares subject to the Plan or the individual Award limitations specified in Section 4.2; (ii) modify the class of persons eligible for participation in the Plan or (iii) materially modify the Plan in any other way that would require shareholder approval under Applicable Law.
(b) Except as otherwise expressly provided in the Plan, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, adversely alter or impair any rights or obligations under any Award theretofore granted. Except as provided by Section 4.3, notwithstanding the foregoing, the Administrator at any time, and from time to time, may amend the terms of any one or more existing Award Agreements, provided, however, that the rights of a Participant under an Award Agreement shall not be adversely impaired without the Participant’s written consent. The Company shall provide a Participant with notice of any amendment made to such Participant’s existing Award Agreement in accordance with the terms of this Section 15.2(b).
(c) Notwithstanding any provision of the Plan to the contrary, in no event shall adjustments made by the Administrator pursuant to Section 4.3 or the application of Section 13.4, Section 14.1, Section 14.2, Section 14.3, Section 15.6 or Section 15.13 to any Participant constitute an amendment of the Plan or of any Award Agreement requiring the consent of any Participant.
(d) No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten (10) years from the Effective Date.
Section 15.3    Effect of Plan upon Other Award and Compensation Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any of its Subsidiaries. Nothing in this Plan shall be construed to limit the right of the Company or any of its Subsidiaries (a) to establish any other forms of incentives or compensation for Service Providers or (b) to grant or assume options or restricted stock other than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options or restricted stock in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
Section 15.4     At-Will Employment. Nothing in the Plan or any Award Agreement hereunder shall confer upon the Participant any right to continue as a Service Provider of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause.
Section 15.5     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 15.6     Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 15.7     Term of Plan. The Plan shall become effective upon the date of the annual meeting of shareholders occurring in the calendar year 2020 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Section 15.2, until the tenth (10th) anniversary of the Effective Date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards.
Section 15.8     Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.
Section 15.9     Severability.     In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.
Section 15.10     Governing Documents. In the event of any express contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company or any Subsidiary of the Company that has been approved by the Administrator, the express terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that such express provision of the Plan shall not apply.
Section 15.11     Withholding Taxes. In addition to any rights or obligations with respect to Withholding Taxes under the Plan or any applicable Award Agreement, the Company or any Subsidiary employing a Service Provider shall have the right to withhold from the Service Provider, or otherwise require the Service Provider or an assignee to pay, any Withholding Taxes arising as a result of grant, exercise, vesting or settlement of any Award or any other taxable event occurring pursuant to the Plan or any Award Agreement, including, without limitation, to the extent permitted by law, the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to the Service Provider or to take such other actions (including, without limitation, withholding any Shares or cash deliverable pursuant to the Plan or any Award) as may be necessary to satisfy such Withholding Taxes; provided, however, that in the event that the Company withholds Shares issued or issuable to the Participant to satisfy all or any portion of the Withholding Taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of withholding, equal to such Withholding Taxes and any remaining amount shall be remitted in cash or withheld from cash payable to the Participant; and provided, further, that with respect to any Award subject to Section 409A of the Code, in no event shall Shares be withheld pursuant to this Section 15.11 (other than upon or immediately prior to settlement in accordance with the Plan and the applicable Award Agreement) other than to pay taxes imposed under the U.S. Federal Insurance Contributions Act (FICA) and any associated U.S. federal withholding tax imposed under Section 3401 of the Code and in no event shall the value of such Shares (other than upon immediately prior to settlement) exceed the amount of the tax imposed under FICA and any associated U.S. federal withholding tax imposed under Section 3401 of the Code. The Participant shall be responsible for all Withholding Taxes and other tax consequences of any Award granted under this Plan.
Section 15.12     Limitation Period For Claims. Any person who believes he or she is being denied any benefit or right under the Plan shall make a claim in respect of such denial by filing a written notice with the Administrator stating in reasonable detail the nature of the claim and the requested relief therefor. Such notice must be delivered to the Administrator within forty-five (45) days of the later of the payment date of the award or the specific event giving rise to the claim, and untimely claims shall be barred and will not be considered. The Administrator will notify the Participant of its decision in writing as soon as administratively practicable. Timely claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision on any claim is final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
Section 15.13     Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan, the Administrator determines that any Award may be subject to Section 409A of the Code and related regulations and Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance or (c) comply with any correction procedures available with respect to Section 409A of the Code. Notwithstanding anything else contained in this Plan or any Award Agreement to the contrary, if a Service Provider is a “specified employee” as determined pursuant to Section 409A under any Company Specified Employee policy in effect at the time of the Service Provider’s “separation from service” (as determined under Section 409A) or, if no such policy is in effect, as defined in Section 409A of the Code), then, to the extent necessary to comply with, and avoid imposition on such Service Provider of any tax penalty imposed under, Section 409A of the Code, any payment required to be made to a Service Provider hereunder upon or following his or her separation from service shall be delayed until the first to occur of (i) the six-month anniversary of the Service Provider’s separation from service and (ii) the Service Provider’s death. Should payments be delayed in accordance with the preceding sentence, the accumulated payment that would have been made but for the period of the delay shall be paid in a single lump sum during the ten-day period following the lapsing of the delay period. No provision of this Plan shall be construed to indemnify any Service Provider for any taxes incurred by reason of Section 409A (or timing of incurrence thereof).
Section 15.14     Notices. Except as provided otherwise in an Award Agreement, all notices and other communications required or permitted to be given under this Plan or any Award Agreement shall be in writing and shall be deemed to have been given if delivered personally, sent by email or any other form of electronic transfer approved by the Administrator, sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, (i) in the case of notices and communications to the Company, to its current business address and to the attention of the Corporate Secretary of the Company or (ii) in the case of a Participant, to the last known address, or email address or, where the individual is an employee of the Company or one of its subsidiaries, to the individual’s workplace address or email address or by other means of electronic transfer acceptable to the Administrator. All such notices and communications shall be deemed to have been received on the date of delivery, if sent by email or any other form of electronic transfer, at the time of dispatch or on the third business day after the mailing thereof.
* * * * * * *

ATKORE INTERNATIONAL GROUP INC.
16100 S. LATHROP AVENUE
HARVEY, IL 60426

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The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	**For**	**Against**	**Abstain**
1A Betty R. Johnson	☐	☐	☐
1B William E. Waltz, Jr.	☐	☐	☐
1C A. Mark Zeffiro	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2 The non-binding advisory vote approving executive compensation.	☐	☐	☐
3 Approval of the Atkore International Group Inc. 2020 Omnibus Incentive Plan	☐	☐	☐
4 The ratification of Deloitte & Touche LLP as the company's independent registered public accounting firm for the fiscal year ending September 30, 2020.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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0000433302_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com

ATKORE INTERNATIONAL GROUP INC.
Annual Meeting of Stockholders
January 30, 2020 08:00 AM CST
This proxy is solicited by the Board of Directors.

The stockholders(s) hereby appoint(s) John M. Deitzer and Courtney H. Young, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ATKORE INTERNATIONAL GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 08:00 AM, CST on January 30, 2020, at the Waldorf Astoria Chicago, 11 E. Walton Street, Chicago, Illinois 60611, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000433302_2 R1.0.1.18